EXHIBIT 2.1
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                                                                  CONFORMED COPY
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                          AGREEMENT AND PLAN OF MERGER




                          Dated as of September 4, 2001

                                  By and Among





                        Precise Software Solutions Ltd.,

                           WQ Acquisition Corporation,

                            W. Quinn Associates, Inc.

                                       and

            Certain of the Stockholders of W. Quinn Associates, Inc.








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                                TABLE OF CONTENTS
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                                                                            Page
                                                                            ----

ARTICLE I     THE MERGER.......................................................1

    1.1       THE MERGER.......................................................1
    1.2       CLOSING; EFFECTIVE TIME..........................................2
    1.3       EFFECT OF THE MERGER.............................................2
    1.4       CHARTER; BYLAWS..................................................2
    1.5       DIRECTORS AND OFFICERS...........................................3
    1.6       EFFECT ON CAPITAL STOCK..........................................3
    1.7       SURRENDER AND EXCHANGE OF CERTIFICATES...........................5
    1.8       NO FURTHER OWNERSHIP RIGHTS IN COMPANY CAPITAL STOCK.............6
    1.9       [INTENTIONALLY OMITTED]..........................................7
    1.10      EXEMPTION FROM REGISTRATION......................................7
    1.11      TRANSFER RESTRICTIONS; REGISTRATION RIGHTS.......................7
    1.12      ADJUSTMENT OF NUMBER OF CLOSING SHARES...........................8
    1.13      TREATMENT OF OPTIONS.............................................9
    1.14      CONTINGENT CONSIDERATION........................................10
    1.15      GAAP ACCOUNTING.................................................11
    1.16      TAKING OF NECESSARY ACTION; FURTHER ACTION......................11

ARTICLE II    REPRESENTATIONS AND WARRANTIES AS TO THE COMPANY................12

    2.1       ORGANIZATION AND EXISTENCE......................................12
    2.2       SUBSIDIARIES....................................................12
    2.3       EXECUTION AND EFFECT OF AGREEMENT...............................13
    2.4       FINANCIAL STATEMENTS; LIABILITIES...............................14
    2.5       CAPITALIZATION..................................................14
    2.6       NO MATERIAL ADVERSE CHANGE; NO DIVIDENDS........................15
    2.7       ASSETS..........................................................15
    2.8       TAX MATTERS.....................................................16
    2.9       PRODUCTS........................................................18
    2.10      INTELLECTUAL PROPERTY...........................................18
    2.11      PERMITS; COMPLIANCE WITH LAW....................................21
    2.12      REAL PROPERTY; LEASES OF REAL PROPERTY..........................21
    2.13      INSURANCE.......................................................22
    2.14      CONTRACTS.......................................................22
    2.15      RESTRICTIONS....................................................23
    2.16      LITIGATION; ORDERS..............................................23
    2.17      THIRD PARTY AND GOVERNMENTAL CONSENTS...........................24
    2.18      ENVIRONMENTAL MATTERS...........................................24
    2.19      EMPLOYEES AND CONSULTANTS.......................................25
    2.20      BUSINESS CONDUCT................................................26
    2.21      TRANSACTIONS WITH AFFILIATES....................................27
    2.22      NO BROKERS......................................................27
    2.23      ACCOUNTS RECEIVABLE.............................................28
    2.24      CUSTOMERS AND SUPPLIERS.........................................28
    2.25      EMPLOYEE BENEFIT PLANS; ERISA...................................28
    2.26      REGISTRATION RIGHTS.............................................32
    2.27      DISCLOSURE......................................................32



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ARTICLE III   REPRESENTATIONS AND WARRANTIES OF VOTING STOCKHOLDERS
              AND ADDITIONAL STOCKHOLDERS.....................................32

    3.1       TITLE; AGREEMENTS...............................................33
    3.2       EXECUTION AND EFFECT OF AGREEMENT...............................33
    3.3       NO VIOLATION....................................................33
    3.4       LITIGATION; CLAIMS..............................................33
    3.5       CONSENTS........................................................34
    3.6       NO BROKERS......................................................34
    3.7       INVESTMENT REPRESENTATIONS......................................34
    3.8       VOTING STOCKHOLDER'S ACKNOWLEDGEMENT AS TO INFORMATION..........35
    3.9       DISCLOSURE......................................................35

ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND
              MERGER SUBSIDIARY...............................................35

    4.1       ORGANIZATION AND EXISTENCE......................................35
    4.2       EXECUTION AND EFFECT OF AGREEMENT...............................35
    4.3       NO VIOLATION....................................................36
    4.4       CONSENTS........................................................36
    4.5       NO BROKERS......................................................36
    4.6       CAPITAL STRUCTURE...............................................36
    4.7       SECURITIES AND EXCHANGE COMMISSION FILINGS; FINANCIALS..........37
    4.8       LITIGATION......................................................37
    4.9       FINANCING.......................................................37
    4.10      TAX MATTERS.....................................................37
    4.11      DISCLOSURE......................................................39

ARTICLE V     COVENANTS.......................................................40

    5.1       FILINGS AND OTHER ACTIONS.......................................40
    5.2       ACCESS AND COOPERATION..........................................40
    5.3       SPECIAL MEETING.................................................40
    5.4       SECURITIES LAWS.................................................41
    5.5       CONDUCT OF BUSINESS PENDING CLOSING.............................41
    5.6       NO SHOP.........................................................43
    5.7       NOTIFICATION OF CERTAIN MATTERS.................................43
    5.8       EMPLOYEE BENEFIT MATTERS........................................43
    5.9       BUDGET AND OPERATING TERMS......................................44
    5.10      TERMINATION OF STOCKHOLDER GUARANTEES...........................44
    5.11      TAX MATTERS.....................................................45
    5.12      FURTHER ASSURANCES..............................................45

ARTICLE VI    CONDITIONS TO THE MERGER........................................45

    6.1       CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER....45
    6.2       ADDITIONAL CONDITIONS TO OBLIGATIONS OF COMPANY.................46
    6.3       ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF ACQUIROR AND
              MERGER SUBSIDIARY...............................................47

ARTICLE VII   REMEDIES........................................................49

    7.1       SURVIVAL........................................................49
    7.2       OBLIGATIONS OF THE VOTING STOCKHOLDERS AND ADDITIONAL
              STOCKHOLDERS....................................................49
    7.3       OBLIGATIONS OF THE ACQUIROR.....................................49

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    7.4       PROCEDURE FOR THIRD PARTY CLAIMS................................50
    7.5       ESCROW FUND.....................................................51
    7.6       RIGHT TO SET-OFF................................................51
    7.7       LIMITATIONS.....................................................51
    7.8       STOCKHOLDERS' AGENTS............................................52
    7.9       ACTIONS OF THE STOCKHOLDERS' AGENTS.............................53
    7.10      REMEDIES........................................................53
    7.11      DISPUTES........................................................53

ARTICLE VIII  TERMINATION.....................................................54

    8.1       TERMINATION.....................................................54
    8.2       CONSEQUENCES OF TERMINATION.....................................54

ARTICLE IX    GENERAL PROVISIONS..............................................55

    9.1       COOPERATION.....................................................55
    9.2       PRESS RELEASES; CONFIDENTIALITY.................................55
    9.3       EXPENSES........................................................56
    9.4       AMENDMENTS AND WAIVERS..........................................57
    9.5       SUCCESSORS AND ASSIGNS..........................................57
    9.6       NO THIRD PARTY BENEFICIARIES....................................57
    9.7       CHOICE OF LAW...................................................57
    9.8       NOTICES.........................................................57
    9.9       SEVERABILITY....................................................58
    9.10      ENTIRE AGREEMENT................................................58
    9.11      CONSTRUCTION....................................................59
    9.12      TITLES AND SUBTITLES............................................59
    9.13      COUNTERPARTS....................................................59


SCHEDULES *
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Company Disclosure Schedule


EXHIBITS *
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Exhibit A     Articles of Merger
Exhibit B     Certificate of Merger
Exhibit C     Escrow Agreement
Exhibit D     Stockholder Agreement
Exhibit E     Transfer Restrictions
Exhibit F     Registration Rights Agreement
Exhibit G     Budget and Operating Terms
Exhibit H     Legal Opinion of Piper Marbury Rudnick & Wolfe LLP
Exhibit I     Employment Agreement
Exhibit J     Tax Certificates
Exhibit K     Legal Opinion of Hale and Dorr LLP

-----------
* The Schedules and Exhibits to this Agreement and Plan of Merger have been omitted in reliance upon the rules of the Securities and Exchange Commission. The Schedules contain exceptions to the Company's representations and warranties in the Agreement and Plan of Merger. A copy will be delivered to the Securities and Exchange Commission upon request.

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                          AGREEMENT AND PLAN OF MERGER

           This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of September 4, 2001 by and among Precise Software Solutions Ltd., an Israeli corporation (the "Acquiror"), WQ Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Acquiror (the "Merger Subsidiary"), W. Quinn Associates, Inc., a Virginia corporation (the "Company"), each of the holders of the Company's voting common stock (the "Voting Stockholders") and, for the limited purposes described below, certain of the holders of the Company's non-voting common stock (the "Additional Stockholders").

                                    RECITALS

           The Acquiror, the Merger Subsidiary and the Company believe it is in the best interests of their respective companies and the stockholders of their respective companies that the Company and the Merger Subsidiary combine into a single company through the statutory merger of the Company with and into the Merger Subsidiary (the "Merger").

           Pursuant to the Merger, among other things, each outstanding share of the common stock of the Company, shall be converted into cash and ordinary shares of the Acquiror, par value 0.03 NIS per share (the "Acquiror Stock"), to be delivered to the Voting Stockholders and the holders of the Company's non-voting common stock (the "Non-Voting Stockholders"), on the terms set forth herein. The Voting Stockholders and the Non-Voting Stockholders (including the Additional Stockholders) are collectively referred to as the "Stockholders".

           The Acquiror, the Merger Subsidiary, the Company, the Voting Stockholders and the Additional Stockholders desire to make certain representations and warranties and other agreements in connection with the Merger.

           The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

           NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER
                                   ----------
           1.1  The Merger.
                ----------
           At the Effective Time (as defined below) and subject to and upon the terms and conditions of this Agreement, the Articles of Merger attached hereto as Exhibit A (the "Articles



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of Merger"), the Certificate of Merger attached hereto as Exhibit B (the
"Certificate of Merger") and the applicable provisions of the Virginia Stock Corporation Act ("Virginia Law") and the Delaware General Corporation Law ("Delaware Law"), the Company shall be merged with and into the Merger Subsidiary, the separate corporate existence of the Company shall cease and the Merger Subsidiary shall continue as the surviving corporation. The Merger Subsidiary as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

           1.2  Closing; Effective Time.
                -----------------------
           The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Hale and Dorr LLP, 11951 Freedom Drive, Suite 1400, Reston, Virginia 20190, commencing at 4:01 p.m. local time on September 4, 2001 (the date on which the Closing shall occur being the "Closing Date"), or, if all of the conditions to the obligations of the parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such later date as soon as practicable after the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby. On or after the Closing Date, the parties shall cause the Merger to be consummated by (a) filing the Articles of Merger with the State Corporation Commission of Virginia in accordance with the relevant provisions of Virginia Law and (b) filing the Certificate of Merger with the Delaware Secretary of State in accordance with the relevant provisions of Delaware Law (the time and date of the later of such filings, or such later time and date as may be set forth therein, being the "Effective Time" and the "Effective Date," respectively; PROVIDED that the parties agree that upon the first of such filings, (A) irrevocable instructions for the second of such filings shall for all purposes be deemed made, (B) the second of such filings shall be made as soon as practicable thereafter and (C) the right of the Stockholders to the consideration provided in Section 1.6(d) shall be final and not subject to any further conditions or requirements).

           1.3  Effect of the Merger.
                --------------------
           At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Articles of Merger, the Certificate of Merger and the applicable provisions of Virginia Law and Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and the Merger Subsidiary shall vest in the Merger Subsidiary as the Surviving Corporation, and all debts, liabilities and duties of the Company and the Merger Subsidiary shall become the debts, liabilities and duties of the Merger Subsidiary as the Surviving Corporation.

           1.4  Charter; Bylaws.
                ---------------
           At the Effective Time, the Certificate of Incorporation of the Merger Subsidiary, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation. The Bylaws of the Merger Subsidiary, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended. In connection with the Merger, the Surviving Corporation shall change its name

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to "W. Quinn, Inc." and, during the Measuring Period (as defined in Section
1.14), shall operate as "W. Quinn, Inc., a Precise Software Solutions company," or such other name as mutually agreed between the Acquiror and the Stockholders' Agents (as defined in Section 7.8(a)).

           1.5  Directors and Officers.
                ----------------------
           At the Effective Time, the directors of the Merger Subsidiary immediately prior to the Effective Time shall be the directors of the Surviving Corporation, to hold office until such time as such directors resign, are removed or their respective successors are duly elected or appointed and qualified. The officers of the Merger Subsidiary immediately prior to the Effective Time shall be the officers of the Surviving Corporation, to hold office until such time as such officers resign, are removed or their respective successors are duly elected or appointed and qualified.

           1.6  Effect on Capital Stock.
                -----------------------
           (a) On the Effective Date, each share of the Company's issued and outstanding capital stock (the "Company Capital Stock") immediately prior to the Effective Date, shall, without any action on the part of the holder thereof, be canceled and converted into cash and shares of Acquiror Stock having an aggregate value of $35,400,000, less the Company Cash Consideration (as defined below) paid to the Company.

           (b) Certain Definitions. For purposes of this Agreement, the following terms have the following meanings:

           "Aggregate Common Number" means the sum of (i) the number of shares of voting common stock, without par value, of the Company (the "Voting Common Stock") that are issued and outstanding immediately prior to the Effective Time and (ii) the number of shares of non-voting common stock, without par value, of the Company (the "Non-Voting Common Stock") that are issued and outstanding immediately prior to the Effective Time.

           "Cash Consideration" means $20,150,000.

           "Cash Exchange Rate" means the amount of cash to be delivered to the Stockholders in connection with the Merger in respect of each share of Company Capital Stock, which shall equal the quotient obtained by dividing the Stockholders' Cash Consideration by the Aggregate Common Number.

           "Closing Shares" means the number of shares of Acquiror Stock to be delivered at the Closing in connection with the Merger, which number shall equal the quotient obtained by dividing (i) $35,400,000 LESS the amount of the Cash Consideration by (ii) the Closing Stock Price determined as of the third trading day preceding the date of this Agreement.

           "Closing Stock Exchange Rate" means the number of shares of Acquiror Stock to be delivered or reserved for issuance at the Closing in connection with the Merger in respect of each share of Company Capital Stock, which shall be equal to the quotient obtained by dividing the number of Closing Shares by the Aggregate Common Number.

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           "Closing Stock Price" as of a date means the quotient obtained by dividing (i) the sum of the last sale price per share of Acquiror Stock as reported on the Nasdaq National Market for each of the 20 consecutive trading days preceding the determination date by (ii) 20.

           "Company Cash Consideration" means the amount of the Cash Consideration payable by the Acquiror to the Company, as directed by the Stockholders' Agents pursuant to Section 1.6(c), to permit the Company to make payments in respect of (i) the cancellation of outstanding Company Options pursuant to Section 1.13, (ii) the repayment of any indebtedness of the Company for borrowed money pursuant to Section 6.3(i) and (iii) the fees and expenses payable by the Company in connection with the transactions contemplated by this Agreement.

           "Dollars" or numbers preceded by the symbol "$" means amounts in United States Dollars.

           "Stockholders' Cash Consideration" means the amount of the Cash Consideration LESS the amount of the Company Cash Consideration.

           (c) Company Cash Consideration. Prior to the Closing, the Stockholders' Agents shall notify the Acquiror in writing of the allocation between the Company Cash Consideration and the Stockholders' Cash Consideration. The Stockholders' Agents will work with the Company's management to determine the amount of the Company Cash Consideration necessary to permit the Company to make payments in respect of (i) the cancellation of outstanding Company Options pursuant to Section 1.13, (ii) the repayment of any indebtedness of the Company for borrowed money pursuant to Section 6.3(i) and (iii) the fees and expenses payable by the Company in connection with the transactions contemplated by this Agreement. As soon as practicable after the Closing, the Acquiror shall deliver the Company Cash Consideration to the Company by wire transfer of immediately available funds.

           (d) Capital Stock of the Company. At the Closing, by virtue of the Merger and without any further action on the part of the Acquiror, the Merger Subsidiary or the Company or any Stockholder, each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive, subject to the terms of this Agreement, (i) a number of shares of Acquiror Stock equal to the Closing Stock Exchange Rate and (ii) an amount of cash equal to the Cash Exchange Rate.

           (e) Capital Stock of the Merger Subsidiary. At the Closing, each share of common stock, par value $0.01 per share, of the Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation. Each stock certificate of the Merger Subsidiary evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

           (f) Fractional Shares. No fraction of a share of Acquiror Stock will be issued, but in lieu thereof each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Acquiror Stock

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(after aggregating all fractional shares of Acquiror Stock to be received by such holder) shall receive from the Acquiror an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction multiplied by (ii) the Closing Stock Price determined as of the third trading day preceding the date of this Agreement.

           1.7  Surrender and Exchange of Certificates.
                --------------------------------------
           (a) Availability of Consideration. At the Effective Time, Acquiror shall make available (i) the Closing Shares, LESS the Escrow Shares (as defined below) to be deposited into an escrow fund (the "Escrow Fund") pursuant to the requirements of Section 1.7(c), Article VII and the Escrow Agreement in the form attached hereto as Exhibit C (the "Escrow Agreement"), (ii) the Stockholders' Cash Consideration, less the Escrow Cash (as defined below) to be deposited into the Escrow Fund pursuant to the requirements of Section 1.7(c), Article VII and the Escrow Agreement and (iii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares.

           (b) Exchange Procedure. Each of the Stockholders will deliver to the Acquiror on the Closing Date (i) the original certificates or appropriate affidavits of loss therefor (the "Certificates") representing all of his, her or its shares of Company Capital Stock, duly endorsed in blank or, in lieu thereof, accompanied by stock powers duly executed in blank and (ii) in the case of the Non-Voting Stockholders, an executed Stockholder Agreement in the form attached hereto as Exhibit D (the "Stockholder Agreement") which, among other things, appoints the Stockholders' Agents and consents to certain restrictions on transfer of the Closing Shares. Upon surrender of a Certificate and delivery of a Stockholder Agreement, if required, the Acquiror shall (A) instruct (and shall not revoke such instruction to) its transfer agent to deliver promptly after the Closing to the holder of such Certificate in exchange therefor a certificate representing the number of whole shares of Acquiror Stock into which such Company Capital Stock is converted (less the number of shares of Acquiror Stock to be deposited into the Escrow Fund on such holder's behalf pursuant to Article
VII), (B) deliver cash in immediately available funds to an account designated by the Stockholders' Agents in an amount equal to the amount of the Stockholder Cash Consideration into which such Company Capital Stock is converted (less the cash to be deposited into the Escrow Fund with respect to such Stockholder's Company Capital Stock pursuant to Article VII) and (C) deliver cash in immediately available funds to an account designated by the Stockholders' Agents in lieu of fractional shares.

           (c) Escrow. For purposes of this Agreement, "Escrow Shares" means the number of shares of Acquiror Stock equal to 15% of the Closing Shares (rounded to the nearest whole share) and "Escrow Cash" means the amount of cash equal to 15% of the Stockholders' Cash Consideration (rounded to the nearest whole cent). Promptly after the Effective Time and subject to and in accordance with the provisions of Section 7.2, the Acquiror shall cause to be delivered to the Escrow Agent (as defined in the Escrow Agreement) (i) a certificate or certificates representing the Escrow Shares, which shall be registered in the name of the Escrow Agent for the Stockholders and (ii) the Escrow Cash. The Escrow Shares shall be beneficially owned by the Stockholders. The Escrow Shares and Escrow Cash shall be held in escrow for a period of 18 months from the Closing Date and shall be available to make any adjustments pursuant to Section
1.12 or to satisfy claims of the Acquiror as provided in Article VII. To the

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extent not used for such purposes, such Escrow Shares and Escrow Cash shall be released, all as provided in the Escrow Agreement. Subject to the terms of the Escrow Agreement, any amount of Escrowed Cash which is released shall bear interest at a rate of 3% from the Effective Time until such amount is released from the Escrow Fund, with such interest to be paid as provided in the Escrow Agreement.

           (d) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Acquiror Stock with a record date after the Effective Date shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Stock represented thereby until the holder of record of such Certificate surrenders such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Date which would have been previously payable (but for the provisions of this Section 1.7(d)) with respect to such shares of Acquiror Stock.

           (e) Transfers of Ownership. If any certificate for shares of Acquiror Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that (i) the Certificate so surrendered is properly endorsed and otherwise in proper form for transfer, (ii) the Person requesting such exchange will have paid to the Acquiror any transfer or other Taxes (as defined in Section 2.8) required by reason of the issuance of a certificate for shares of Acquiror Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of the Acquiror that such Tax has been paid or is not payable and (iii) the Person requesting such exchange will have provided to the Acquiror an opinion of counsel satisfactory to the Acquiror that such exchange complies with all applicable federal and state securities laws. For purposes of this Agreement, "Person" means any natural person, corporation, partnership, limited liability company, proprietorship, other business organization, trust, union, association or Governmental Authority

           (f)  No Liability. Notwithstanding anything to the contrary in this
Section 1.7, no party hereto or any of their respective agents shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

           1.8  No Further Ownership Rights in Company Capital Stock.
                ----------------------------------------------------
           All shares of Acquiror Stock issued and cash paid upon the surrender of Certificates for Company Capital Stock in accordance with the terms hereof shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article I.

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           1.9  [Intentionally Omitted].
                -----------------------

           1.10 Exemption from Registration.
                ---------------------------
           The shares of Acquiror Stock to be issued in connection with the Merger will be issued in a transaction exempt from registration under (a) the Securities Act of 1933, as amended (the "Securities Act"), by reason of Rule 506 promulgated thereunder, and (b) applicable state securities laws.

           1.11 Transfer Restrictions; Registration Rights.
                ------------------------------------------
           (a) Restrictions on Transfer. From and after the Effective Time, all of the shares of Acquiror Stock issued in exchange for the outstanding shares of Company Capital Stock at or immediately following the Effective Time will be subject to the restrictions upon transfer of such shares as imposed on unregistered shares by the rules of the Securities and Exchange Commission. The Acquiror Stock issued in connection with the Merger will be "restricted securities" under the Securities Act and Rule 144 promulgated thereunder and may only be sold or otherwise transferred pursuant to an effective registration statement under the Securities Act and applicable state securities laws or pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

           (b) Transfer Restrictions on Closing Shares. Each Voting Stockholder agrees, and each Non-Voting Stockholder will agree in the Stockholder Agreement, to the restrictions on transfer of the Closing Shares set forth on Exhibit E attached hereto. Upon request of an underwriter of the Acquiror's securities, each Stockholder shall execute a letter to such underwriter in form and substance acceptable to such underwriter confirming its obligations under this paragraph.

           (c) Registration Rights Agreement. From and after the Effective Time, the holders of the shares of Acquiror Stock issued in exchange for the outstanding shares of Company Capital Stock at the Effective Time shall have the rights set forth in the Registration Rights Agreement attached hereto as Exhibit F (the "Registration Rights Agreement").

           (d) Legends. Each certificate representing shares of Acquiror Stock issued in connection with the Merger shall bear a legend describing the restrictions described in Section 1.11(a). Each certificate shall also bear the following legend: "The shares represented by this certificate are subject to the restrictions on transfer described in the Agreement and Plan of Merger dated as of September 4, 2001 and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred except in accordance therewith."

           (e) Acquiror Trading Policies. Stockholders that are employees of the Acquiror or the Surviving Corporation will also be subject to the Acquiror's insider trading policies, as in effect from time to time, and the black-out periods described therein.

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           1.12 Adjustment of Number of Closing Shares.
                --------------------------------------
           (a) Adjustment Amount. If the Net Working Capital of the Company as of the Closing Date is less than $575,000, the "Adjustment Amount" shall be equal to the Net Working Capital of the Company as of the Closing Date MINUS $575,000. If the Net Working Capital of the Company as of the Closing Date is greater than $800,000, the "Adjustment Amount" shall be equal to the Net Working Capital of the Company as of the Closing Date MINUS $800,000. If the Net Working Capital of the Company as of the Closing Date is greater than or equal to $575,000 and less than or equal to $800,000, the "Adjustment Amount" shall be deemed to be zero. For purposes of this Agreement, "Net Working Capital" means current assets MINUS current liabilities, including the effect of appropriate accruals for current liabilities and allowances and reserves for the Company's accounts receivable under GAAP as of the Closing Date (and including adjustments typically made in year end financial statements), but excluding (i) the effect of the Company's normal quarterly bonus payments described on Item 16 of
Schedule 2.6, and (ii) the Company Cash Consideration and any obligation to the extent discharged with any Company Cash Consideration. Net Working Capital will be determined in accordance with the methodology and approach set forth on
Schedule 1.12.

           (b) Adjustment Procedures. The Acquiror will prepare an unaudited balance sheet (the "Closing Balance Sheet") of the Company as of the Closing Date, including a computation of the Net Working Capital as of the Closing Date. The Acquiror will deliver the Closing Balance Sheet to the Stockholders' Agents within 45 days after the Closing Date. If within 15 days following delivery of the Closing Balance Sheet, the Stockholders' Agents have not given the Acquiror notice of an objection to the Closing Balance Sheet (such notice must contain a statement of the basis of the objections) (a "Qualifying Objection"), then the Net Working Capital reflected in the Closing Balance Sheet will be used in computing the Adjustment Amount. If the Stockholders' Agents give notice of a Qualifying Objection (the date of such notice the "Objection Date"), then the chief financial officer of the Acquiror and the Stockholders' Agents shall attempt to resolve the dispute and to agree in writing upon the Net Working Capital within 20 days after the Objection Date. If the dispute has not been resolved within such 20-day period, the issues in dispute will be submitted to KPMG LLP, or another mutually acceptable certified public accountant which has not been retained by either the Acquiror or the Company within the preceding three calendar years (the "Accountants"), for resolution within 50 days after the Objection Date. If issues in dispute are submitted to the Accountants for resolution, (i) each party will furnish the Accountants with such workpapers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants, (ii) the determination by the Accountants, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties and (iii) the Acquiror and the Stockholders' Agents shall share the fees and expenses of the Accountants based upon what portion of the changes called for in the Stockholders' Agents' Qualifying Objection are reflected in the final determination of the Net Working Capital by the Accountants, as follows: (1) the Stockholders' Agents shall be responsible for an amount equal to the total amount of such fees and expenses multiplied by a fraction, the numerator of which is the excess (if any) of (A) the Net Working Capital as shown on the Closing Balance Sheet (after adjusting the Closing Balance Sheet to reflect all of the changes called for in the Qualifying Objection) over (B) the Net Working Capital as finally determined by the Accountants, and the denominator of which is the excess of (C) the Net Working Capital as shown on the Closing Balance Sheet (after adjusting the Closing Balance Sheet to reflect all of the changes called for in the Qualifying Objection) over (D) the Net Working Capital as shown on the Closing Balance Sheet; and (2) the Acquiror shall be responsible for the balance of such fees and expenses.

           (c) Payment of Adjustment Amount. Within five business days following the final determination of the Adjustment Amount, (i) if the Adjustment Amount is positive, the Acquiror will pay to the Stockholders (pro rata) such amount in cash and Acquiror Stock (based on the Closing Stock Price determined as of the third trading day preceding the date of this Agreement) in the same proportion as the value of the Closing Shares bears to the value of the Stockholders' Cash Consideration and (ii) if the Adjustment Amount is negative, the Escrow Agent will release to the Acquiror such amount in cash and Acquiror Stock from the Escrow Fund in the same proportion as the value of the Closing Shares (based on the Closing Stock Price determined as of the third trading day preceding the date of this Agreement) bears to the value of the Stockholders' Cash Consideration.

           1.13 Treatment of Options.
                --------------------
           (a) All options to purchase common stock of the Company which are outstanding prior to the Effective Time (the "Company Options"), whether granted under the W. Quinn Associates, Inc. Stock Option Plan (the "Company Stock Option Plan") or otherwise, shall be canceled and terminated effective immediately prior to the Effective Time. The Voting Stockholders and Additional Stockholders shall indemnify and hold harmless the Acquiror and the Surviving Corporation against any claims arising from such cancellation or termination in accordance with Section 7.2(b).

           (b) The cancellation and termination of the Company Options granted under the Company Stock Option Plan shall be effected and evidenced by resolutions of the Board of Directors of the Company and such resolutions shall confirm that the terms of such cancellation and termination, including the consideration payable to the option holders, are appropriate and equitable to effectuate the purposes of the Company Stock Option Plan and to protect such holders.

           (c) As soon as practicable following the Closing, the Voting Stockholders shall obtain the written release of each holder of a Company Option, whether granted under the Company Stock Option Plan or otherwise, pursuant to which such holder will acknowledge the cancellation and termination of their Company Options as provided in this Section 1.13 and release the Company, the Acquiror, the Merger Subsidiary, the Surviving Corporation and all employees, officers, directors and stockholders of each such entity respecting the Company Options with respect to any claims relating to such Company Options.

           1.14 Contingent Consideration.
                ------------------------
           (a) If the revenue recognized by the Acquiror and/or the Company from license, maintenance, training and service fees for the Company's products or services calculated under Section 1.14(c) (the "Company Revenue") exceeds $10,000,000 for the period from the Closing Date to the first anniversary of the Closing Date (the "Measuring Period"), then the Acquiror shall deliver to the Stockholders, as set forth in Section 1.14(d), contingent consideration in an amount (the "Contingent Consideration") equal to the sum of (i) 1.625 MULTIPLIED BY the amount by which the Company Revenue exceeds $10,000,000 (up to and including a maximum of $18,000,000 in Company Revenue) PLUS (ii) 1.5 MULTIPLIED BY the amount by which the Company Revenue exceeds $18,000,000 (up to and including a maximum of $21,000,000 in Company Revenue). For purposes of this Agreement, "Contingent Shares" means the number of shares of Acquiror Stock to be delivered in connection with the Contingent Consideration, which number shall equal the quotient obtained by DIVIDING (A) the Contingent Consideration by (B) the Closing Stock Price determined as of the third trading day preceding the date of payment of the Contingent Consideration. For purposes of this Agreement, "Contingent Consideration Exchange Rate" means the number of shares of Acquiror Stock to be delivered in connection with the Contingent Consideration in respect of each share of Company Capital Stock, which shall be equal to the quotient obtained by DIVIDING (1) the number of Contingent Shares by (2) the Aggregate Common Number. Notwithstanding the forgoing, in no event shall the number of Contingent Shares together with the number of Closing Shares exceed 19.9% of the Acquiror Stock then outstanding; PROVIDED that if the number of Contingent Shares would cause such percentage to be exceeded, the Acquiror shall issue the maximum permitted number of Contingent Shares and pay the balance of the Contingent Consideration in cash (the "Cash Contingent Consideration"); PROVIDED FURTHER that to the extent any Contingent Consideration is paid, any and all imputed interest with respect to the Contingent Consideration pursuant to
Section 483 or Section 1274 of the Code shall be deemed paid, to the maximum extent possible, from such Cash Contingent Consideration.

           (b) The Acquiror will prepare a summary of the Company Revenue and a calculation of the Contingent Consideration (the "Contingent Consideration Statement") and deliver the Contingent Consideration Statement to the Stockholders' Agents within 30 days after the end of the Measuring Period. If within 15 days following delivery of the Contingent Consideration Statement, the Stockholders' Agents have not given the Acquiror notice of their objection to the Contingent Consideration Statement (such notice must contain a statement of the basis of the objection), then the Company Revenue reflected in the Contingent Consideration Statement will be used in computing the Contingent Consideration. If the Stockholders' Agents give notice of objection, then the issues in dispute will be submitted to the Accountants for resolution within 30 days. If issues in dispute are submitted to the Accountants for resolution, (i) each party will furnish the Accountants with such workpapers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants, (ii) the determination by the Accountants, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties and (iii) the Acquiror and the Stockholders' Agents shall share the fees and expenses of the Accountants based upon what portion of the changes called for in the Stockholders' Agents notice of objection are reflected in the final determination of the Contingent Consideration by the Accountants, as follows:
(1) the Stockholders' Agents shall be responsible for an amount equal to the total amount of such fees and expenses multiplied by a fraction, the numerator of which is the excess (if any) of (A) the Contingent Consideration as shown on the Contingent Consideration Statement (after adjusting the Contingent Consideration Statement to reflect all of the changes called for in the notice of objection) over (B) the Contingent Consideration as finally determined by the Accountants, and the denominator of which is the excess of (C) the Contingent Consideration as shown on the Contingent Consideration Statement (after adjusting the Contingent Consideration Statement to reflect all of the changes called for in the notice of objection) over (D) the Contingent Consideration as shown on the Contingent Consideration Statement; and (2) the Acquiror shall be responsible for the balance of such fees and expenses.

           (c) The Company Revenue will be calculated in accordance with the pricing assumptions, qualifications, methodologies and allocations set forth on the Budget and Operating Terms attached hereto as Exhibit G (the "Budget and Operating Terms") and generally accepted accounting principles in the United States as in effect from time to time ("GAAP") as applied by the Acquiror; PROVIDED that the amount of Company Revenue from training and service fees shall not exceed $500,000.

           (d) Subject to Section 7.6, each share of Company Capital Stock outstanding immediately prior to the Effective Time shall entitle the Stockholder to receive a number of shares of Acquiror Stock equal to the Contingent Consideration Exchange Rate (rounded up to the nearest whole share) (and a pro rata portion of the Contingent Cash Consideration, if applicable). Within five days after final determination of the amount of the Company Revenue, the Acquiror shall make available the Contingent Shares (and the Contingent Cash Consideration, if applicable). The Acquiror shall deliver such Contingent Shares and the Contingent Cash Consideration in immediately available funds, if applicable, to the Stockholders' Agents for distribution to the Stockholders.

           1.15 GAAP Accounting.
                ---------------
           Unless otherwise noted, Net Working Capital, Company Revenue and all other financial measures used in this Agreement will be determined in accordance with GAAP.

           1.16 Taking of Necessary Action; Further Action.
                ------------------------------------------
           If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and the Merger Subsidiary, the officers and directors of the Company and the Merger Subsidiary are fully authorized in the name of their respective corporations or otherwise to take, and shall take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                   ARTICLE II

                REPRESENTATIONS AND WARRANTIES AS TO THE COMPANY
                ------------------------------------------------

           The Company hereby represents and warrants to the Acquiror that, except as otherwise set forth in the schedules referred to in this Agreement (the "Disclosure Schedule"), the following representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct. The disclosures in any section of the Disclosure Schedule shall qualify the corresponding section of this Agreement and other sections of this Agreement to the extent (notwithstanding the absence of a specific cross reference) that Acquiror reasonably could be expected to conclude that such disclosure logically relates to such other sections, based solely upon a review of the Disclosure Schedule and without independent investigation of the underlying documents referenced therein. For purposes of this Agreement, the term "Company's Knowledge" shall mean the actual knowledge of the Voting Stockholders and the persons listed on Schedule 2.0, after reasonable inquiry. If reasonable inquiry is not made, the term "Company's Knowledge" shall also include knowledge that would have been known to a reasonable Person under similar circumstances after reasonable inquiry.

           2.1  Organization and Existence.
                --------------------------
           The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of any Governmental Authority to carry on its business in the places and in the manner as now conducted, to own or hold under lease the properties and assets it now owns or holds under lease and to perform all of its obligations under this Agreement, except where the failure to be so authorized, qualified or in good standing would not be reasonably likely to result in a material adverse effect on the business, operations, assets or financial condition of the Company and its Subsidiaries (as defined below) taken as a whole (a "Material Adverse Effect"). The minute books and records of the Company, as heretofore delivered to the Acquiror, are true, correct and complete. True and complete copies of the Company's Charter and Bylaws, each as amended to date, have been provided to the Acquiror. For purposes of this Agreement, "Governmental Authority" means any governmental, regulatory or administrative body, agency, subdivision or authority, any court or judicial authority, or any public, private or industry regulatory authority, whether national, Federal, state, local, foreign or otherwise.

           2.2  Subsidiaries.
                ------------
           (a) Each Subsidiary of the Company is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all corporate, partnership or other similar powers required to carry on its business as now conducted and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of any Governmental Authority to carry on its business in the places and in the manner as now conducted, to own or hold under lease the properties and assets it now owns or holds under lease, except where the failure to be so authorized, qualified or in good standing would not be reasonably likely to result in a Material Adverse Effect. Schedule 2.2 lists all Subsidiaries of the Company and their respective jurisdictions of organization and identifies the Company's (direct or indirect) percentage ownership interest therein.

           (b) Except as set forth on Schedule 2.2(a), all of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary of the Company, is owned by the Company or a Subsidiary of the Company, directly or indirectly, free and clear of any Encumbrance (as defined in Section 2.7) and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests).

           (c) Other than the Company Options, there are no outstanding subscriptions, options, warrants, rights or convertible or exchangeable securities issued by the Company or any Subsidiary of the Company or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities or partnership interests or membership interests of any Subsidiary of the Company, including, without limitation, any agreement or commitment obligating the Company or any Subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, shares of capital stock, other securities, partnership interests or membership interests of any Subsidiary of the Company or obligating any of the Company or any Subsidiary of the Company to grant, extend or enter into any subscription, option, warrant, right or convertible or exchangeable security or other similar agreement or commitment with respect to any Subsidiary of the Company, or obligating any Subsidiary of the Company to make any payments pursuant to any stock based or stock related plan or award. Neither the Company nor any Subsidiary of the Company is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan, capital contribution or otherwise) to or in any Person.

           (d) For purposes of this Agreement, "Subsidiary" shall mean, with respect to any Person, any corporation, partnership, limited partnership, limited liability company, limited liability partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary of such person) owns, directly or indirectly, a majority of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

           2.3  Execution and Effect of Agreement.
                ---------------------------------
           The Company has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and to consummate the transactions contemplated hereby, subject to approval of this Agreement by the holders of the Company Capital Stock. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company and no other proceeding on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) (collectively, the "Bankruptcy and Equity Exceptions").

           2.4  Financial Statements; Liabilities.
                ---------------------------------
           Copies of each of (a) the audited consolidated financial statements of the Company for the years ended December 31, 2000 and December 31, 1999, (b) the reviewed unaudited consolidated financial statements of the Company for the year ended December 31, 1998, (c) the unaudited financial statements of the Company for the years ended December 31, 1997 and December 31, 1996 and (d) the reviewed unaudited consolidated financial statements of the Company for the three months ended March 31, 2001 and the six months ended June 30, 2001 (collectively, the "Financial Statements") have been provided to the Acquiror. Except as set forth on Schedule 2.4, each of the Financial Statements (including the footnotes thereto) is in accordance with the books and records of the Company, presents fairly and accurately the financial position, assets and liabilities and results of operations and cash flows of the Company and its Subsidiaries at the dates and for the periods indicated and has been prepared in accordance with GAAP. Any interim Financial Statements or unaudited Financial Statements have been prepared on a basis consistent with the audited Financial Statements, subject only to normal and immaterial year-end adjustments and footnote disclosure. The Financial Statements contain appropriate allowances and reserves for the Company's and its Subsidiaries' accounts receivable and other accruals. As of June 30, 2001 (the "Balance Sheet Date"), the Company and its Subsidiaries had no indebtedness or other liability (whether accrued, absolute, contingent or otherwise, and whether due or to become due) which is not disclosed in the Financial Statements (including the footnotes thereto). Except as set forth on Schedule 2.4, neither the Company nor any of its Subsidiaries has incurred since the Balance Sheet Date any indebtedness or liability (whether accrued, absolute, contingent or otherwise, and whether due or to become due), other than those incurred since the Balance Sheet Date in the ordinary course of business.

           2.5  Capitalization.
                --------------
           (a) The authorized capital stock of the Company consists of 9,300,000 shares of common stock, without par value, of which 4,400,000 shares have been classified as Voting Common Stock and 4,900,000 shares have been classified as Non-Voting Common Stock. As of the date hereof, and after giving effect to the grants of restricted stock and the exercise of Company Options described on
Schedule 2.5(a), (i) 4,400,000 shares of Voting Common Stock will be issued and outstanding, (ii) 4,900,000 shares of Non-Voting Common Stock will be issued and outstanding and (iii) all of the issued and outstanding shares of capital stock of the Company will be owned by the Stockholders in the amounts set forth on
Schedule 2.5(a).

           (b) As of the Closing Date (after giving effect to the actions required pursuant to Section 1.13), there will be no outstanding options, rights (preemptive or otherwise), warrants, calls, convertible securities or commitments or any other arrangements to which the Company is a party requiring or restricting the issuance, sale or transfer of any equity securities of the Company or any securities convertible directly or indirectly into equity securities of the Company, or evidencing the right to subscribe for any equity securities of the Company, or giving any Person any rights with respect to the capital stock of the Company. Except as set forth on
Schedule 2.5(b), there are no voting agreements, voting trusts, other agreements (including cumulative voting rights), commitments or understandings with respect to the Company Capital Stock. All of the issued and outstanding shares of the Company Capital Stock have been duly authorized and validly issued, are fully paid and nonassessable.

           2.6  No Material Adverse Change; No Dividends.
                ----------------------------------------
           Since the Balance Sheet Date, there has been no material adverse change in the business of the Company or any of its Subsidiaries as presently conducted, or the financial condition or results of operations of the Company or any of its Subsidiaries. Since the Balance Sheet Date (a) except as set forth on
Schedule 2.6, no dividends or distributions have been declared or paid on or made with respect to any equity interests of the Company nor have any such interests been repurchased or redeemed, and (b) except as set forth on Schedule 2.6, neither the Company nor any of its Subsidiaries has taken any action which would have violated Section 5.5 if this Agreement had been dated as of the Balance Sheet Date and such covenants had been binding and applicable from and after such date.

           2.7  Assets.
                ------
           Schedule 2.7 sets forth an accurate list of: (a) all personal property which is included (or that will be included) in "property and equipment" (or similarly named line item) on the Financial Statements with a value individually in excess of $5,000, (b) all other personal property owned by the Company or any of its Subsidiaries with a value individually in excess of $10,000 (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date and (c) all leases and agreements in respect of personal property with a value individually in excess of $10,000 (or in an aggregate amount in excess of $50,000), and, in the case of (c), true, complete and correct copies of all such leases which have been provided to the Acquiror. All personal property used by the Company or any of its Subsidiaries is either owned by the Company (or such Subsidiary, as applicable) or leased by the Company (or such Subsidiary, as applicable) pursuant to a lease included on Schedule 2.7. All of the personal property listed on Schedule 2.7 is in good working order and condition, ordinary wear and tear excepted. All leases and agreements included on Schedule 2.7 are in full force and effect and constitute valid and binding agreements of the Company (or such Subsidiary, as applicable) and, to the Company's Knowledge, of the other parties thereto in accordance with their respective terms, except as limited by the Bankruptcy and Equity Exceptions. Except as set forth on Schedule 2.7, the Company (or such Subsidiary, as applicable) has good title to all of the properties and assets shown as owned on
Schedule 2.7, free and clear of any lien, security interest, mortgage, pledge, hypothecation, charge, preemptive right, voting trust, imposition, covenant, condition, right of first refusal, easement or conditional sale or other title retention agreement or other restriction (an "Encumbrance"), other than other than a Permitted Encumbrance. "Permitted Encumbrance" means (i) any Encumbrance with respect to Taxes (A) that are not yet due and payable or (B) that are being contested in good faith and by appropriate proceedings and are identified on Schedule 2.7, (ii) Encumbrances of landlords, carriers, warehousemen, mechanics and materialmen and the like (A) that are incurred in the ordinary course of business for amounts not yet due and payable or (B) that are being diligently contested in good faith by appropriate proceedings and (iii) easements, rights-of-way, reservations, zoning and other restrictions and similar encumbrances that do not interfere in any material respect with the ordinary course of the Company's business.

           2.8  Tax Matters.
                -----------
           Except as disclosed on Schedule 2.8:

           (a) The Company and any consolidated, combined, unitary or aggregate group for Tax purposes of which the Company is or has been a member, have timely (taking into account extensions of time to file) filed all Tax Returns (as defined below) required to be filed by them, and all such Tax Returns were true, correct and complete in all material respects. The Company and each such group have paid all Taxes shown thereon or otherwise due. The Company has provided adequate accruals in accordance with GAAP in the Financial Statements for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. Other than Taxes incurred in the ordinary course of business, the Company has no liability for unpaid Taxes accruing after the Balance Sheet Date, except where the liability for unpaid Taxes would not be reasonably expected to have a Material Adverse Effect.

           (b) No property of the Company is subject to any liens for Taxes, other than liens for Taxes not yet due and payable.

           (c) No audit of any Tax Return of the Company is being conducted or, to the Company's Knowledge, threatened, by a Tax Authority.

           (d) No extension of the statute of limitations on the assessment of any Taxes has been granted by the Company and is currently in effect or has been requested.

           (e) No agreement, contract or arrangement to which the Company is a party may result in the payment of any amount that would not be deductible by reason of Section 280G or Section 404 of the Code.

           (f) There has been no change in ownership of the Company that has caused the utilization of any losses of such entities to be limited pursuant to
Section 382 of the Code, and any loss carryovers reflected on the Financial Statements are properly computed and reflected.

           (g) The Company has not been and will not be required by reason of the Merger to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

           (h) The Company is not and never has been a party to any Tax sharing or Tax allocation agreement nor does the Company have any liability or potential liability to another party under any such agreement.

           (i) The Company has not ever been a member of a consolidated, combined or unitary group of which the Company was not the ultimate parent corporation.

           (j) The Company has not ever been a "United States real property holding corporation" within the meaning of Section 897 of the Code.

           (k) No taxing authority has raised any issue with respect to Taxes which, by application of similar principles, could result in the issuance of a notice of deficiency or similar notice of intention to assess Taxes by any Tax Authority.

           (l) Pursuant to the Merger, the Merger Subsidiary will acquire at least ninety percent (90%) of the fair market value of the Company's net assets and at least seventy percent (70%) of the fair market value of the Company's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by the Company to dissenters, amounts paid by the Company to Stockholders who receive cash or other property, amounts used by the Company to pay Merger expenses, amounts paid by the Company to redeem stock, securities, warrants or options of the Company as part of any overall plan of which the Merger is part, and amounts distributed by the Company to its Stockholders (except for regular, normal dividends) as part of an overall plan of which the Merger is a part, in each case will be treated as constituting assets of the Company immediately prior to the Effective Time.

           (m) The business currently carried on by the Company is its "historic business" within the meaning of Treasury Regulation Section 1.368-1(d) and no assets of the Company have been sold, transferred or disposed which would prevent the Company from using a "significant portion" of its "historic business assets" in a business following the Merger, as such terms are used in Treasury Regulations 1.368-1(d).

           (n) For purposes of this Agreement "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom duty or other tax, Governmental Authority fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority (a "Tax Authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any Taxable period, and
(iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of being a transferee of or successor to any Person or as a result of any express or implied obligation to indemnify any other Person. For purposes of this Agreement, "Tax Return" means any return, statement, report or form (including, without limitation, estimated tax returns and reports, withholding tax returns and reports and information returns and reports) required to be filed with respect to Taxes. As used in this Section, the "Company" means the Company and any entity included in, or required under GAAP to be included in, any of the Financial Statements.

           2.9  Products.
                --------
           The Company's (and any of the Company's Subsidiaries') commercially available software products ("Products") operate substantially as represented in the Company's (or such Subsidiary's, as applicable) documentation, specifications, manuals and user guides for the Products. Schedule 2.9 sets forth a list of all material defects ("bugs") in the Products. There have been no material warranty claims with respect to the Products within the past three years and, to the Company's Knowledge, there are no material warranty claims pending or threatened. The Products do not infringe upon or misappropriate any rights of third parties, and none of the Voting Stockholders or the directors and officers (and employees with responsibility for Product matters) of the Company or any of its Subsidiary has ever received any written charge, complaint, claim, demand or notice alleging any such infringement or misappropriation (including any claim that the Company or any Subsidiary must license or refrain from using all or any portion of the Products).

           2.10 Intellectual Property.
                ---------------------
           (a) The Company and each of its Subsidiaries owns or has the right to use pursuant to license, sublicense, agreements or permission all Intellectual Property (as defined below) necessary for the operation of the business of the Company (or such Subsidiary) as presently conducted. For purposes of this Agreement, "Intellectual Property" means any intangible property rights, including but not limited to inventions, discoveries, technology, software, functionality, source code, design, trade secrets, processes, formulas and know-how, in whatever form or medium, U.S. and foreign patents, pending or granted, if any, patent applications, trade names, trademarks, trademark registrations, applications for trademark registrations, copyrights, copyright registrations and all licenses (except for shrink-wrap licenses for commercially available products) and other agreements to which the Company or any of its Subsidiaries is a party (as licensor, licensee or otherwise) relating to any of the foregoing kinds of Intellectual Property.

           (b) None of the Voting Stockholders or the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company or any of its Subsidiaries has ever received any written charge, complaint, claim, demand or notice alleging any such infringement or misappropriation (including any claim that the Company or any Subsidiary must license or refrain from using any Intellectual Property rights of any third party). Except as set forth on Schedule 2.10(b), to the Company's Knowledge, no third party has infringed upon or misappropriated any Intellectual Property rights of the Company or any Subsidiary.

           (c) Schedule 2.10(c) identifies (i) any and each patent or registration which has been issued to the Company or any Subsidiary with respect to any of its Intellectual Property, (ii) any and each pending patent application or application for registration which the Company or any Subsidiary has made with respect to any of its Intellectual Property, (iii) any registered copyright issued to the Company or any Subsidiary, (iv) trademarks and trade names (registered and unregistered) used by the Company or any Subsidiary in connection with its business and (v) any and each license, agreement, or other permission which the Company or any Subsidiary has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Company has delivered to the Acquiror correct and complete copies of any and all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified on Schedule 2.10(c):

                (i) for clauses (i) through (iv) above, the Company (and its Subsidiaries, as applicable) possesses all right, title, and interest in and to the item, free and clear of any Encumbrance, license, or other restriction;

                (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                (iii) to the Company's Knowledge, no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the Company's Knowledge, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                (iv) other than indemnities contained in the Company's customer license agreements or other license agreements entered into in the ordinary course, neither the Company nor any of its Subsidiaries is obligated to indemnify any Person for or against infringement or misappropriation with respect to the item.

           (d) Schedule 2.10(d) identifies each item of Intellectual Property that any third party owns and that the Company or any of its Subsidiaries use pursuant to any license, sublicense, agreement or permission (except for shrink-wrap licenses of commercially available products). The Company has delivered to the Acquiror correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Schedule 2.10(d) and except as set forth on Schedule 2.10(d):

                (i) the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable, and in full force and effect, subject to the Bankruptcy and Equity Exceptions;

                (ii) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby, subject to the Bankruptcy and Equity Exceptions;

                (iii) no party to the license, sublicense, agreement, or permission is in material breach or default, and , to the Company's Knowledge, no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                (iv) no party to the license, sublicense, agreement or permission has repudiated any provision thereof;

                (v) with respect to each sublicense, the representations and warranties set forth in clauses (i) through (iv) above are true and correct with respect to the underlying license;

                (vi) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                (vii) to the Company's Knowledge, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                (viii) neither the Company nor any of its Subsidiaries has granted any unauthorized sublicenses or similar rights with respect to the license, sublicense, agreement or permission.

           (e) Except as set forth on Schedule 2.10(e), each item of Intellectual Property owned or used by the Company or any of its Subsidiaries immediately prior to the Closing will be owned or available for use by the Surviving Corporation on identical terms and conditions immediately after the Merger. The transactions contemplated by this Agreement will not result in (i) the infringement or misappropriation by the Company or any of its Subsidiaries of any Intellectual Property right of any other Person, (ii) a default under or a breach or violation of, or adversely affect the rights and benefits afforded to the Company or any of its Subsidiaries by any contracts involving the grant to the Company or any of its Subsidiaries of any rights relating to the Intellectual Property of any third party or (iii) the requirement that the Company or any of its Subsidiaries obtain the consent of any third party or Governmental Authority, which consent has not been previously obtained.

           (f) The Company and its Subsidiaries have used commercially reasonable efforts to prevent disclosure of such Intellectual Property that is owned by the Company or any of its Subsidiaries and that derives its value from being kept in confidence ("Confidential Information"), consistent with those efforts customarily used by similarly-situated software companies and consistent with the importance of the Confidential Information; notwithstanding the foregoing, the Company has disclosed previously Confidential Information without restriction for reasonable business purposes, including without limitation, for patent applications and marketing and sales purposes. For the period during their employment or consultation with the Company or any of its Subsidiaries, all former and current members of management and key personnel of the Company or any of its Subsidiaries, including all former and current employees, agents, consultants and independent contractors who have contributed to or participated in the conception and development of any of such Intellectual Property (collectively, "Personnel"), have executed and delivered to the Company (or its Subsidiaries, as applicable) a proprietary information agreement restricting such Person's right to disclose proprietary information of the Company, its Subsidiaries or any of their respective clients. All former and current Personnel, either (i) have been party to a "work-for-hire" arrangement or agreement with the Company, in accordance with applicable federal and state law, that has accorded the Company full, effective and exclusive ownership of all Intellectual Property thereby arising or (ii) have executed appropriate instruments of assignment in favor of the Company as assignee that have conveyed to the Company full, effective and exclusive ownership of all tangible and intangible property arising thereby. No former or current Personnel have asserted any claim against the Company or any of its Subsidiaries in connection with such Person's involvement in the conception and development of any Intellectual Property and, to the Company's Knowledge, no such claim has been threatened. None of the current officers and employees of the Company or any of its Subsidiaries have any patents issued or applications pending for any device, process, design or invention of any kind now used or needed by the Company or any of its Subsidiaries in the furtherance of their respective business operations, which patents or application (other than provisional applications) have not been assigned to the Company, with such assignment duly recorded in the United States Patent Office.

           2.11 Permits; Compliance with Law.
                ----------------------------
           The Company and each of its Subsidiaries is in compliance with all applicable national, state, local and foreign laws, rules and regulations, except where the failure to so comply would not be reasonably likely to result in a Material Adverse Effect. The Company has delivered to the Acquiror an accurate list and summary description (which is set forth on Schedule 2.11) of all licenses, franchises, permits and other governmental authorizations (a list of all environmental permits and other environmental approvals is set forth on
Schedule 2.18). The licenses, franchises, permits and other governmental authorizations listed on Schedules 2.11 and 2.18 are valid and in effect, and neither the Company nor any of its Subsidiaries has received any notice that any Governmental Authority intends to cancel, terminate or not renew any such license, franchise, permit or other governmental authorization. The Company and each of its Subsidiaries has conducted and is conducting its respective businesses in compliance with the requirements, standards, criteria and conditions set forth in the licenses, franchises, permits and other authorizations listed on Schedules 2.11 and 2.18, except where the failure to so comply would not be reasonably likely to result in a Material Adverse Effect. The transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to the Company (or its Subsidiaries, as applicable) by, any licenses, franchises, permits or authorizations listed on Schedules 2.11 or 2.18.

           2.12 Real Property; Leases of Real Property.
                --------------------------------------

           (a) Neither the Company nor any of its Subsidiaries owns any interest in any real property.

           (b) Schedule 2.12 contains a complete and correct list of all written (and a summary description of all oral) leases, subleases, license agreements or other rights of possession or occupancy of real property to which the Company or any of its Subsidiaries is a party (as tenant, occupier or possessor) (each a "Lease" and collectively the "Leases"). A complete and correct copy of each Lease has been furnished to the Acquiror. Except as disclosed on Schedule 2.12, no consent is required of any landlord or other third party to any Lease to consummate the transactions contemplated hereby. Neither the Company nor any of its Subsidiaries is in default in any respect beyond any applicable notice or grace period or has received written notice of any such default still outstanding on the date hereof under any Lease, and on the date hereof there exists no uncured default thereunder by any other party. All Leases are in full force and effect and are enforceable against the parties thereto in accordance with their terms except as limited by the Bankruptcy and Equity Exceptions. The real property described on Schedule 2.12 constitutes all the real property necessary for the operation of the business of the Company and its Subsidiaries as presently conducted.

           2.13 Insurance.
                ---------
           Schedule 2.13 contains a complete and correct list of all policies of insurance of any kind or nature covering the Company or any of its Subsidiaries; including, without limitation, policies of life, fire, theft, employee fidelity, directors' and officers' and other casualty and liability insurance, and such policies are in full force and effect. Complete and correct copies of each such policy have been provided to the Acquiror. No notice of cancellation has been received by the Company or any of its Subsidiaries with respect to any of its insurance policies, and no such policies are subject to any retroactive rate or audit adjustments or coinsurance arrangements.

           2.14 Contracts.
                ---------
           (a) Schedule 2.14 lists the following agreements (excluding shrink-wrap licenses for the Company's products or commercially available products licensed by the Company) to which the Company or any of its Subsidiaries is a party: (i) any agreement (or group of related agreements) for the lease of personal property with a value individually in excess of $10,000 (or in an aggregate amount in excess of $50,000) to or from any Person; (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year (and involve consideration paid or received of more than $15,000), result in a loss to the Company (or any of its Subsidiaries), or involve consideration paid or received in excess of $25,000;
(iii) any agreement concerning a partnership or joint venture; (iv) any agreement (or group of related agreements) under which the Company or any of its Subsidiaries has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $25,000 or under which the Company or any Subsidiary has imposed an Encumbrance on any of its assets, tangible or intangible, other than a Permitted Encumbrance; (v) any agreement concerning confidentiality or non-competition; (vi) any agreement involving any of the Stockholders or their affiliates; (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, stockholders or employees; (viii) any collective bargaining agreement or other agreement with labor unions or their representatives; (ix) any agreement for the employment or retention as an independent contractor of any individual on a full-time, part-time, consulting, or other basis; (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, stockholders or employees outside the ordinary course of business; (xi) any agreement under which the consequences of a default or termination could have a Material Adverse Effect; or (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $25,000. Complete and correct copies of each such agreement have been provided to the Acquiror.

           (b) Each of the Company and its Subsidiaries has performed all of their respective obligations required to be performed by it to date and is not in default in any respect under any agreement set forth on Schedule 2.14. To the Company's Knowledge, no party with whom the Company or any of its Subsidiaries has such an agreement is in default thereunder. All of the agreements set forth on Schedule 2.14 are in full force and effect and enforceable against the parties thereto in accordance with their terms, except as limited by the Bankruptcy and Equity Exceptions. Neither the Company nor any Subsidiary has been notified or is aware that any party to any agreement set forth on Schedule
2.14 intends to cancel, terminate, not renew or exercise an option, or materially diminish the services provided under any such agreement, whether in connection with the transactions contemplated hereby or otherwise. Neither the Company nor any of its Subsidiaries has been the subject of any warranty claim, indemnification claim or any other claim whatsoever arising out of or relating to any agreement set forth on Schedule 2.14 and, to the Company's Knowledge, no such claims have been or are presently threatened. Except as set forth on
Schedule 2.14, one of the Company's or any of its Subsidiaries' agreements with any reseller or distributor requires or provides for the payment of any rebate to any such reseller or distributor in an amount in excess of $5,000 (or $25,000 in the aggregate).

           2.15 Restrictions.
                ------------
           Except as set forth on Schedule 2.15, neither the execution or delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, will violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or restriction of any Governmental Authority, or court to which the Company or any of its Subsidiaries is a party or to which any of them are bound or subject, conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by, any terms of any agreement or contract listed on
Schedule 2.14, or constitute a default in any respect thereunder, or result in the creation of any Encumbrance upon any of the Company's or its Subsidiaries' assets, nor will it violate any of the provisions of the Company's Articles of Incorporation or Bylaws, or any of the organizational documents of any of its Subsidiaries, or violate any judgment or decree by which it or any of its Subsidiaries is bound.

           2.16 Litigation; Orders.
                ------------------
           There is no pending action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted, heard by or before, or otherwise involving, any court, Governmental Authority, arbitrator or other third party, whether at law or in equity (a "Proceeding"), that (a) has been commenced by or against the Company or any of its Subsidiaries or that otherwise relates to or may affect the business or assets of the Company or any of its Subsidiaries or (b) challenges or may have the effect of preventing, delaying, making illegal, or otherwise interfering with the

Merger or the other transactions contemplated hereby. To the Company's Knowledge, no such Proceeding has been threatened and, with respect to clause
(b), no event has occurred or circumstances exist that may give rise to or serve as a basis for commencement of any such Proceeding. Copies of all pleadings, correspondence and other documents relating to each Proceeding listed on
Schedule 2.16 have been delivered or made available to the Acquiror. Neither the Company nor any of its Subsidiaries is subject to or limited by any order of any Governmental Authority.

           2.17 Third Party and Governmental Consents.
                -------------------------------------
           Except as set forth in Schedule 2.17, no consent, waiver, approval, permit, authorization of, declaration to or filing with any third party or Governmental Authority on the part of the Company or any of its Subsidiaries is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (a) the filing of the Articles of Merger and the Certificate of Merger and (b) any filings as may be required under applicable federal and state securities laws. Any consents set forth on Schedule 2.17 are referred to collectively as the "Consents."

           2.18 Environmental Matters.
                ---------------------
           (a) Except as disclosed in Schedule 2.18, (i) the operations of the Company and its Subsidiaries are now and have been in compliance in all material respects with applicable Environmental Laws, (ii) neither the Company nor any of its Subsidiaries is subject to any pending or, to the Company's Knowledge, threatened judicial or administrative proceeding alleging the violation of any Environmental Law or alleging responsibility for environmental conditions at any property, (iii) neither the Company nor any of its Subsidiaries has received any written notice that it is potentially responsible for environmental conditions at any property; (iv) neither the Company nor any of its Subsidiaries has received a written request for information under any Environmental Law; (v) to the Company's Knowledge, neither the Company nor any of its Subsidiaries has disposed of or released Hazardous Materials nor are underground storage tanks present on, in, at or under any real property currently owned or leased by the Company or any of its Subsidiaries; (vi) neither the Company nor any of its Subsidiaries has disposed of or released any Hazardous Materials in or at any other real property; (vii) the Company and its Subsidiaries have all permits and approvals required by Environmental Laws to conduct their existing business operations; (viii) neither the Company nor any of its Subsidiaries has agreed to indemnify any predecessor or other party, including a buyer, seller, landlord or tenant, with respect to any environmental liability; (ix) the transactions contemplated by this Agreement are not subject to any environmental transfer laws and no governmental approval, clearance or consent is required under any Environmental Law for the consummation of the transactions contemplated hereby;
(x) to the Company's Knowledge, no other Person has released Hazardous Materials at any property now or formerly owned or operated by the Company or any of its Subsidiaries or in a location that would threaten or contaminate such properties; and (xi) the Company has delivered to the Acquiror copies of all environmental reports, permits, suits, information requests, orders, notices of violation, closure letters, site status letters and similar documentation that are in the Company's possession or control and has disclosed its waste practices and its use of Hazardous Materials, if any.

           (b) For purposes of this Agreement, "Environmental Laws" shall mean any national, local or foreign law, ordinance, regulation, order or permit pertaining to the environment, natural resources or public health or safety as presently in effect or as amended as of the Closing Date.

           (c) For purposes of this Agreement, "Hazardous Materials" shall mean hazardous wastes as presently defined by the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss. 6901 et. seq., as amended, and regulations promulgated thereunder and hazardous substances as presently defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA" or "Superfund") and regulations promulgated thereunder, and shall also include any substance, material or waste (regardless of physical form or concentration) that is regulated, listed or identified under any Environmental Law which is or was applicable to the operations of the Company and any other substance, material or waste (regardless of physical form or concentration) which is or may become hazardous or toxic to living things or the environment.

           2.19 Employees and Consultants.
                -------------------------
           (a) The Company has provided the Acquiror with a true and complete list of all Persons presently employed by the Company or its Subsidiaries, all Persons who presently perform work for the Company or any of its Subsidiaries pursuant to any agreement(s) between the Company (or any of its Subsidiaries, as applicable) and any employment agency, and all currently-engaged independent contractors and consultants (collectively, the "Independent Contractors") of the Company or any of its Subsidiaries, and the position and total compensation, including base salary or wages, bonus, commissions, and all other available forms of compensation, payable to each such individual during the 2001 calendar year.

           (b) Schedule 2.19 lists all current written employment agreements, independent contractor agreements, consulting agreements or severance agreements to which the Company or any of its Subsidiaries is a party. This Agreement and the transactions contemplated hereby do not and will not violate any such employment agreements or independent contractor or consulting agreements. The Company and its Subsidiaries are in compliance in all material respects with all currently applicable federal, state, and local laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and, to the Company's Knowledge, neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice.

           (c) The Company and its Subsidiaries have withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees; and is not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing. Neither the Company nor or any of its Subsidiaries is liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, except for such payments as would not be reasonably likely to result in a Material Adverse Effect. There are no pending claims against the Company or any of its Subsidiaries under any workers compensation plan or policy or for long term disability, except for such payments as would not be reasonably likely to result in a Material Adverse Effect. There are no claims or controversies pending or, to the Company's Knowledge, threatened, between Company or any of its Subsidiaries and any of their respective employees or Independent Contractors, which claims of controversies have or will result in an action, suit, proceeding, claim, arbitration or investigation before any agency, court or tribunal, foreign or domestic.

           (d) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract and the Company has no Knowledge of any activities or proceedings of any labor union to organize any such employees. To the Company's Knowledge, no employees or Independent Contractors of the Company or any of its Subsidiaries are in violation of any term of any employment contract, patent disclosure agreement, enforceable non-competition agreement, or any enforceable restrictive covenant to a former employer or customer relating to the right of any such employee or Independent Contractor to be employed by the Company or any of its Subsidiaries because of the nature of the business conducted or presently proposed to be conducted by the Company or any of its Subsidiaries or to the use of trade secrets or proprietary information of others.

           (e) No employees or Independent Contractors of the Company or any of its Subsidiaries have given notice and, to the Company's Knowledge, no such employee or Independent Contractor intends to terminate his or her employment or contractor or consulting relationship with the Company (or its Subsidiaries, as applicable).

           2.20 Business Conduct.
                ----------------
           Except as set forth on Schedule 2.20 or as contemplated by this Agreement, since the Balance Sheet Date the Company and its Subsidiaries have conducted their business only in the ordinary course consistent with past custom and practices and has incurred no liabilities other than in the ordinary course of business consistent with past custom and practices. Except as set forth on
Schedule 2.20, since the Balance Sheet Date there has not been any:

           (a)  Material Adverse Effect;

           (b) loan or advance by the Company or any of its Subsidiaries to any Person other than sales to customers on credit in the ordinary course of business consistent with past custom and practices;

           (c) declaration, setting aside, or payment of any dividend or other distribution in respect of any equity interest in the Company or any of its Subsidiaries, or any direct or indirect redemption, purchase, or other acquisition of such equity interest;

           (d) incurrence of any debts, liabilities or obligations except current liabilities incurred in connection with or for services rendered or goods supplied in the ordinary course of business consistent with past custom and practices, liabilities on account of Taxes and governmental charges but not penalties, interest or fines in respect thereof;

           (e) issuance by the Company or any of its Subsidiaries of any notes, bonds, or other debt securities or any equity securities or securities convertible into or exchangeable for any equity securities;

           (f) cancellation, waiver or release by the Company or any of its Subsidiaries of any debts, rights or claims, except in each case in the ordinary course of business consistent with past custom and practices or in an amount not in excess of $7,500;

           (g) change in accounting principles, methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) utilized by the Company or any of its Subsidiaries;

           (h) negotiation, sale, lease, transfer or conveyance by the Company or any of its Subsidiaries of any assets other than in the ordinary course of business or in an amount not in excess of $7,500;

           (i) capital expenditures or commitments therefor by the Company or any of its Subsidiaries in excess of $10,000;

           (j) creation of any lien or Encumbrance on any asset of the Company or any of its Subsidiaries, except for Permitted Encumbrances;

           (k) adoption, amendment or termination of any employee benefit plan;

           (l) increase in the benefits provided under any employee benefit plan; or

           (m) an occurrence or event not included in clauses (a) through (l) that is reasonably likely to have a Material Adverse Effect.

           2.21 Transactions with Affiliates.
                ----------------------------
           Except as set forth on Schedule 2.21, neither the Company nor or any of its Subsidiaries is a party to any contract, agreement or other arrangement (other than those relating to employment and listed on Schedule 2.19 or in an aggregate amount not in excess of $2,000) with (a) any current or former officer, director, employee or stockholder; (b) any parent, spouse, child, brother, sister or other family relation of any such officer, director, employee or stockholder; (c) any corporation, partnership or other entity of which any such officer, director, employee or stockholder or any such family relation is an officer, director, employee, partner or greater than 10% owner (based on percentage ownership of voting interest); or (d) any trust with respect to which any such entity is a trustee or beneficiary.

           2.22 No Brokers.
                ----------
           Neither the Company nor any Person acting on behalf of the Company has agreed to pay a commission, finder's or investment banking fee, or similar payment in connection with this Agreement or any matter related hereto to any Person, nor has any such Person taken any action on which a claim for any such payment could be based, except for a fee payable to Broadview International LLC (which will be paid out of the Company Cash Consideration) for which fee neither the Acquiror nor the Company will be responsible.

           2.23 Accounts Receivable.
                -------------------
           Except as set forth on Schedule 2.23, all accounts, accounts receivable, notes and notes receivable, including all rights of the Company or any of its Subsidiaries to payment for goods sold or for services rendered which are payable to the Company or any of its Subsidiaries, including any security held for the payment thereof (collectively, the "Accounts Receivable") are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible in accordance with their terms at their recorded amounts, subject to any reserve for bad debts set forth on the face of the Financial Statements (rather than in any notes thereto).

           2.24 Customers and Suppliers.
                -----------------------
           Schedule 2.24 contains a complete and accurate list of each of Company's and any of its Subsidiaries' suppliers (in excess of $20,000 of expense per year) and each of the Company's and any of its Subsidiaries' customers (in excess of $25,000 of revenue per year) during the period from January 1, 2001 through the Balance Sheet Date (in the case of suppliers) and January 1, 2000 through the Balance Sheet Date (in the case of customers). Except as set forth in Schedule 2.24, none of the Company, its Subsidiaries or any Voting Stockholder has received written notice that, or has reason to believe that, any such supplier or any customer does not plan to continue to do business with the Acquiror, or plans to reduce its supplies to or volume of orders from the Acquiror or will not do business on substantially the same terms and conditions with the Acquiror subsequent to the Closing Date as such supplier or customer did with the Company (or its Subsidiaries, as applicable) before the Closing Date. All of the Company's and its Subsidiaries' relationships with their customers (a) are described in written agreements, copies of which have been provided to the Acquiror, (b) have not been orally modified and (c) require no performance by the Company (or its Subsidiaries, as applicable) beyond the written terms thereof.

           2.25 Employee Benefit Plans; ERISA.
                -----------------------------

           (a) Definitions. For purposes of this Agreement, the following terms have the following meanings:

           "Benefit Plans" means all employee benefit plans as defined in
Section 3(3) of ERISA and all other employee benefit arrangements, obligations, customs, or practices (including but not limited to a payroll practice), whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to current or former directors, employees or agents of the Company or an ERISA Affiliate, including, without limitation, employment agreements, severance agreements, executive compensation arrangements, incentive programs or arrangements, sick leave, vacation pay, severance pay policies, plant closing benefits, salary continuation for disability, consulting or other compensation arrangements, workers' compensation, deferred compensation, bonus, stock option or purchase, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, any plans providing benefits or payments in the event of a change of control, change in ownership, or sale of a substantial portion (including all or substantially all) of the assets of any business of the Company, other than Multiemployer Plans, maintained by the Company or an ERISA Affiliate or to which the Company or an ERISA Affiliate has contributed or is or was obligated to make payments, in each case with respect to any current or former employees, directors or agents of the Company or an ERISA Affiliate, in the six-year period before the date of this Agreement.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

           "ERISA Affiliate" means any trade or business the employees of which, together with the employees of the Company, are treated as employed by a single employer under Section 414(b), (c), (m) or (o) of the Code.

           "Multiemployer Plan" means any multiemployer plan as defined in
Section 3(37) of ERISA to which the Company or an ERISA Affiliate has contributed or is or was obligated to make payments, in each case with respect to any current or former employees of the Company or an ERISA Affiliate before the Closing Date.

           "Multiple Employer Plan" means a Benefit Plan that is a multiple employer plan subject to Sections 4063 and 4064 of ERISA or Section 413(c) of the Code.

           "Pension Plan" means a Benefit Plan that is an employee pension benefit plan as defined in Section 3(2) of ERISA.

           "VEBA" means an association that is or is intended to be a voluntary employees' beneficiary association under Section 501(c)(9) of the Code, whose members include current or former employees of the Company or an ERISA Affiliate, maintained at any time during the six-year period before the date of this Agreement.

           "Welfare Plan" means a Benefit Plan that is an employee welfare benefit plan as defined in Section 3(1) of ERISA.

           (b)  Employee Benefit Representations.

                (i) List of Plans. Schedule 2.25 provides complete and correct lists of: (A) Pension Plans, identifying among them plans that are intended to qualify under Section 401(a) of the Code, (B) Welfare Plans, identifying among them plans that provide benefits after a participant's retirement or other termination of employment, other than benefits in the form of continuation coverage under a group health plan as required by Section 4980B of the Code or Sections 601 through 608 of ERISA if paid 100% by the participant or beneficiary; (C) Multiemployer Plans; (D) all other Benefit Plans not listed pursuant to (A) through (C), above. The Company has no Pension Plans subject to Title IV of ERISA, no Multiple Employer Plans and no VEBAs;

                (ii) Documents Regarding Plans. Except as disclosed in Schedule
2.25 the Company has provided to the Acquiror correct and complete copies of the following:

                     (A) With respect to each Benefit Plan: (1) all documents that set forth the terms of the Benefit Plan, including without limitation plan documents, summary plan descriptions, employee handbooks and all amendments thereto; (2) all agreements relating to the funding of the Benefit Plan, including without limitation trust agreements and insurance policies; (3) all agreements concerning the administration or management of the Benefit Plan, including without limitation agreements for consulting, administrative or investment advisory, management or custodial services; (4) written descriptions of all material non-written agreements relating to the Benefit Plan; (5) all reports submitted within the three years preceding the date of this Agreement by plan administrators, actuaries, investment managers, consultants or other independent contractors; (6) all notices within the three years preceding the date of this Agreement received from any governmental agency or entity; and (7) all filings with a governmental agency or entity within the three years preceding the date of this Agreement, including without limitation compliance program applications and registration statements;

                     (B) With respect to each Pension Plan, in addition to the documents required for a Benefit Plan as set forth above: (1) IRS Forms 5500, including all schedules attached thereto, for the last three plan years for which the filing of such Forms have become due before the date of this Agreement and (2) if the Pension Plan is or is intended to qualify under Section 401(a) of the Code, the most recently issued Internal Revenue Service determination letter and the last application submitted to Internal Revenue Service to request for a determination letter; and

                     (C) With respect to each Welfare Plan, in addition to the documents required for a Benefit Plan as set forth above, the IRS Forms 5500, including all schedules attached thereto, for the last three plan years for which the filing of such Forms have become due before the date of this Agreement.

                (iii) Benefit Plans In General.  Except as disclosed in
Schedule 2.25:

                     (A) Each Benefit Plan has been administered in accordance with the terms of the plan documents and has been maintained, in form and in operation, in accordance with applicable laws, regulations and published rules and guidance by governmental authorities, except for such violations of applicable laws, regulations and published rules and guidance by governmental authorities which, in the aggregate, would not have a Material Adverse Effect;

                     (B) Each Benefit Plan intended to qualify under Section 401(a) of the Code is so qualified and each trust for such Benefit Plan is tax-exempt under Section 501(a) of the Code, and no event has occurred or circumstance exists that will or could give rise to the disqualification of the Benefit Plan or loss of tax-exempt status of the trust, except as would not be reasonably likely to result in a Material Adverse Effect;

                     (C) No material pending claim or lawsuit which has been asserted or instituted by or against a Benefit Plan, against the assets of a trust under a Benefit Plan or by or against the plan sponsor, plan administrator, or any fiduciary of a Benefit Plan (other than routine claims for benefits), and the Company and the ERISA Affiliates have no Knowledge of any fact which could reasonably form the basis for any such claim or lawsuit;

                     (D) No event has occurred and no condition exists with respect to any Benefit Plan that would subject the Company or the Acquiror to any tax under Chapter 43 of the Code or Section 502(c) of ERISA, except for such taxes as would not be reasonably likely to result in a Material Adverse Effect;

                     (E) No transaction or arrangement has occurred with respect to a Benefit Plan that is prohibited under Section 406 of ERISA or is a "prohibited transaction" under Section 4975 of the Code, except exempt transactions and arrangements that would not be reasonably likely to result in a Material Adverse Effect;

                     (F) Each Benefit Plan (including without limitation a Benefit Plan covering retirees of the Company or an ERISA Affiliate or the beneficiaries of such retirees) may be terminated or amended by the plan sponsor, in any manner and at any time, without the consent of any Person covered thereunder and may be terminated without any further liability for benefits that may be accrued or expenses that may be incurred after the date of such termination;

                     (G) No Benefit Plan has any provisions that would prohibit the transactions contemplated by this Agreement, or give rise to or accelerate any liability under such Benefit Plan (including without limitation any acceleration in benefits vesting or distribution) as a result of the transactions contemplated by this Agreement;

                     (H) No payment that is owed or may become due any director, officer, employee, or agent of the Company in connection with a Benefit Plan will be non-deductible to the payor under Section 280G of the Code or will subject to tax under Section 4999 of the Code; nor will the Company or the Acquiror be required to "gross up" or otherwise compensate any Person in connection with a Benefit Plan because of the imposition of any excise tax under
Section 4999 of the Code;

                     (I) The Company and the ERISA Affiliates have no Knowledge of any oral or written statement made by the Company, an ERISA Affiliate or any officer, employee or agent thereof, regarding the Benefit Plan that was not in accordance with the Benefit Plan and that could have an adverse economic consequence to the Company; and

                     (J) The Company has no liability (whether actual or contingent) with respect to any Benefit Plan sponsored or maintained by an ERISA Affiliate.

                (iv) Welfare Plans. Except as disclosed in Schedule 2.25:

                     (A) Each Welfare Plan intended to meet the requirements of tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements except for such failures as would not be reasonably likely to result in a Material Adverse Effect;

                     (B) There is no disqualified benefit (as defined in Section 4976(b) of the Code) under a Welfare Plan which would subject the Company or the Acquiror to tax under Section 4976(a) of the Code;

                     (C) Each Welfare Plan that is a group health plan as defined in Section 5000(b)(1) of the Code has been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA, Title XXII of the Public Health Service Act, the provisions of the Social Security Act, and the health insurance portability and accountability requirements of sections 9801 through 9806 of the Code and sections 731 through 734 of ERISA, to the extent such requirements are applicable, except for such noncompliance which, in the aggregate, would not have a Material Adverse Effect; and

                     (D) Each Welfare Plan subject to Section 1862(b)(1) of the Social Security Act has been operated in compliance with the secondary payor requirements of that Section except for such noncompliance as would not be reasonably likely to result in a Material Adverse Effect.

           2.26 Registration Rights.
                -------------------
           Except as set forth on Schedule 2.26, there is no agreement of the Company to register under the Securities Act any shares of Company Capital Stock or any shares of Company Capital Stock issuable upon the exercise of Company Options.

           2.27 Disclosure.
                ----------
           None of the representations and warranties set forth in this Agreement, the schedules, certificates, and the other documents furnished by the Company to the Acquiror pursuant hereto, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF VOTING STOCKHOLDERS
              -----------------------------------------------------
                           AND ADDITIONAL STOCKHOLDERS
                           ---------------------------

           Each of the Voting Stockholders and, solely with respect to Sections
3.2 and 3.3, each of the Additional Stockholders, hereby severally represents and warrants to the Acquiror, solely as to himself or itself and not with respect to any other Stockholder, that except as set forth in the Disclosure Schedule, the following representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct. The disclosures in any section of the Disclosure

Schedule shall qualify the corresponding section of this Agreement and other sections of this Agreement to the extent (notwithstanding the absence of a specific cross reference) that Acquiror reasonably could be expected to conclude that such disclosure logically relates to such other sections, based solely upon a review of the Disclosure Schedule and without independent investigation of the underlying documents referenced therein.

           3.1  Title; Agreements.
                -----------------
           Except as set forth on Schedule 3.1, such Voting Stockholder (a) holds of record and holds beneficially the ownership interest in the Company set forth opposite his or her name on Schedule 2.5, free and clear of any and all Encumbrances other than Permitted Encumbrances, (b) is not a party to any voting trust, proxy or other agreement or understanding with respect to any capital stock of the Company and (c) owns no other, and has no other right to purchase, any equity interests in Company that is not disclosed in the Disclosure Schedule.

           3.2  Execution and Effect of Agreement.
                ---------------------------------
           Such Stockholder has the full right, power and authority to execute and deliver this Agreement and to perform his or her obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Stockholder, and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action and no other proceeding on the part of such Stockholder is necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as limited by the Bankruptcy and Equity Exceptions.

           3.3  No Violation.
                ------------
           Neither the execution or delivery of this Agreement by such Stockholder nor the consummation of the transactions contemplated hereby (a) will violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or restriction of any government, Governmental Authority, or court to which such Stockholder is a party or to which such Stockholder is bound or subject or (b) will conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by, any terms of any agreement to which such Stockholder is a party, or constitute a default thereunder, except for any such violation, conflict, breach, right to terminate or acceleration that would not be reasonably likely to result in a Material Adverse Effect or result in the creation of any Encumbrance, other than a Permitted Encumbrance.

           3.4  Litigation; Claims.
                ------------------
           There is no litigation, claim, proceeding or government investigation pending or threatened against such Voting Stockholder which could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the transactions contemplated by this Agreement.

           3.5  Consents.
                --------
           Except as set forth in Schedule 3.5, no consent, approval, permit, authorization of, declaration to or filing with any third party or Governmental Authority on the part of such Voting Stockholder is required in connection with the execution and delivery by such Voting Stockholder of this Agreement or the consummation of the transactions contemplated hereby.

           3.6  No Brokers.
                ----------
           Neither the Voting Stockholder nor any Person acting on behalf of such Voting Stockholder has agreed to pay a commission, finder's or investment banking fee, or similar payment in connection with this Agreement or any matter related hereto to any Person, nor has any such Person taken any action on which a claim for any such payment could be based, except for a fee payable to Broadview International LLC (which will be paid out of the Company Cash Consideration) for which fee neither the Acquiror nor the Company will be responsible.

           3.7  Investment Representations.
                --------------------------
           (a) Such Voting Stockholder has knowledge and experience in financial and business matters sufficient to enable it to evaluate the merits and risks of an investment in the Acquiror and was not formed for the purpose of investing in the Acquiror Stock. Except as set forth on Schedule 3.7, such Voting Stockholder has assets sufficient to enable it to bear the economic risk of its investment in the Acquiror Stock and either (i) if it is a trust, has assets in excess of $5,000,000 and the purchase of the Acquiror Stock is directed by a Person who has such knowledge and sophistication in financial and business matters that he is capable of evaluating the merits and risks of investing in the Acquiror Stock, (ii) with respect to a natural Person, has sufficient income and/or net worth to meet the requirements of an "accredited investor" as defined in Rule 501 under the Securities Act, (iii) with respect to a partnership, has only "accredited investors", as defined in Rule 501 under the Securities Act, as partners. Such Voting Stockholder is acquiring the Acquiror Stock for its own account, and not with a view to, or for sale in connection with, any distribution thereof.

           (b) Such Voting Stockholder understands that the Acquiror Stock has not been registered under the Securities Act by reason of its issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to the exemption provided in Section 4(2) thereof, that the Acquiror Stock has not been registered under applicable state securities laws by reason of their issuance in a transaction exempt from such registration requirements, and that the Acquiror Stock may not be sold or otherwise disposed of unless registered under the Securities Act and applicable state securities laws, or exempted from registration, and that the certificates representing the Acquiror Stock will bear the legends required by applicable securities and blue sky laws. Such Voting Stockholder further understands that the exemption from registration afforded by Rule 144 promulgated under the Securities Act is not presently available with respect to the Acquiror Stock.

           3.8  Voting Stockholder's Acknowledgement as to Information.
                ------------------------------------------------------
           Such Voting Stockholder or representatives of such Voting Stockholder have received from the Acquiror or the Acquiror has made available such information, including the Acquiror's Annual Report on Form 10-K for the year ended December 31, 2000, as amended, and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2001 and June 30, 2001, as they have requested with respect to the Acquiror as such Voting Stockholder has deemed necessary and relevant in connection with the transactions contemplated by this Agreement, and such Voting Stockholder has had the opportunity, directly or through such representatives, to ask questions of and receive answers from Persons acting on behalf of the Acquiror necessary to verify the information so obtained.

           3.9  Disclosure.
                ----------
           None of the representations and warranties set forth in this Agreement, the schedules, certificates, and the other documents furnished by such Voting Stockholder to the Acquiror pursuant hereto, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE IV

        REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUBSIDIARY
        ----------------------------------------------------------------

           Each of the Acquiror and the Merger Subsidiary hereby jointly and severally represents and warrants to Company that the following representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct.

           4.1  Organization and Existence.
                --------------------------
           The Acquiror is a corporation duly organized and validly existing under the laws of Israel. The Acquiror has full corporate power and authority to own its properties and carry on its business as it is now being conducted. The Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is a direct wholly-owned subsidiary of the Acquiror.

           4.2  Execution and Effect of Agreement.
                ---------------------------------
           Each of the Acquiror and the Merger Subsidiary has the corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of the Acquiror and the Merger Subsidiary and the consummation by each of the Acquiror and the Merger Subsidiary of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Acquiror and the Merger Subsidiary, and no other proceeding on the part of the Acquiror or the Merger Subsidiary is necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Acquiror and the

Merger Subsidiary and constitutes the legal, valid and binding obligation of each of the Acquiror and the Merger Subsidiary, enforceable against it in accordance with their respective terms, except as limited by the Bankruptcy and Equity Exceptions.

           4.3  No Violation.
                ------------
           Neither the execution or delivery of this Agreement by the Acquiror or the Merger Subsidiary nor the consummation of the transactions contemplated hereby will violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or restriction of any Governmental Authority, or court to which the Acquiror or the Merger Subsidiary is a party or to which any of them is bound or subject, or the provisions of (a) the Memorandum of Association or Articles of Association of the Acquiror or (b) the Certificate of Incorporation or Bylaws of the Merger Subsidiary.

           4.4  Consents.
                --------
           No consent, waiver, approval, permit, authorization of, declaration to or filing with any third party or Governmental Authority on the part of the Acquiror or the Merger Subsidiary is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (a) the filing of the Articles of Merger and the Certificate of Merger, (b) any filings as may be required under applicable federal and state securities laws and (c) the approval of the Research Committee of the Office of Chief Scientist and the Investment Center of the State of Israel.

           4.5  No Brokers.
                ----------
           Neither the Acquiror, the Merger Subsidiary nor any Person acting on behalf of the Acquiror or the Merger Subsidiary has agreed to pay a commission, finder's or investment banking fee, or similar payment in connection with this Agreement or any matter related hereto to any Person, nor has any such Person taken any action on which a claim for any such payment could be based, other than fees for which neither the Company nor the Stockholders will be responsible.

           4.6  Capital Structure.
                -----------------
           The authorized capital stock of the Acquiror consists of 70,000,000 ordinary shares, par value 0.03 NIS per share, of which 26,780,555 shares were issued and outstanding as of the close of business on August 30, 2001. The authorized capital stock of the Merger Subsidiary consists of 1,000 shares of common stock, par value $0.01 per share, of which 100 shares are issued and outstanding and held by the Acquiror. The shares of the Acquiror Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable, and no stockholder of Acquiror will have any preemptive right of subscription or purchase in respect thereof.

           4.7  Securities and Exchange Commission Filings; Financials.
                ------------------------------------------------------
           (a) The Acquiror has timely filed all forms, reports, statements and documents required to be filed by the Acquiror with the SEC (collectively, the "Acquiror SEC Reports"), each of which has complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as applicable, each as in effect on the date so filed.

           (b) As of the date hereof, Acquiror meets the "registrant eligibility" requirements set forth in the general instructions applicable to registration statements on Form S-3 covering the resale of the Acquiror Stock issuable pursuant to this Agreement.

           (c) Each of the financial statements contained in the Acquiror SEC Reports has been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may otherwise be indicated in the notes thereto), and each presents fairly, in all material respects, the financial position of the Acquiror as of the respective dates thereof and the results of its operations and cash flow position for the periods indicated.

           (d) Except as and to the extent set forth or reserved against on the balance sheet of the Acquiror as of June 30, 2001, Acquiror does not have any liabilities or obligations, whether or not accrued, contingent or otherwise, that would be required to be included on a balance sheet prepared in accordance with GAAP, except for liabilities or obligations incurred in the ordinary course of business since June 30, 2001, none of which would have a material adverse effect on the business, operations, assets or financial condition of the Acquiror (an "Acquiror Material Adverse Effect").

           4.8  Litigation.
                ----------
           There are no suits or actions, or administrative, arbitration or other proceedings or governmental investigations, pending, or to the Acquiror's knowledge, threatened, against or relating to the Acquiror which, if decided against the Acquiror, would have an Acquiror Material Adverse Effect. There are no judgments, orders, stipulations, injunctions, decrees or awards in effect which relate to the Acquiror or the operation of the Acquiror which, if decided against the Acquiror, would have an Acquiror Material Adverse Effect.

           4.9  Financing.
                ---------
           As of the date of this Agreement and at the Closing, the Acquiror and the Merger Subsidiary will have available the funds required to pay the Cash Consideration and to pay all fees and expenses payable by the Acquiror or the Merger Subsidiary related to the transactions contemplated by this Agreement.

           4.10 Tax Matters.
                -----------
           (a) Prior to the Merger and through the Effective Time, the Acquiror will be in Control of the Merger Subsidiary. As used herein, "Control" shall mean ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of each class of non-voting stock of the corporation. For purposes of determining Control, a person shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such person.

           (b) The Acquiror has no present plan or intention (i) to cause the Surviving Corporation to issue, after the Merger, additional shares of stock (or rights to acquire shares of the Surviving Corporation's stock) that would result in the Acquiror losing Control of the Surviving Corporation or (ii) otherwise to take any action that could result in the Acquiror losing control of the Surviving Corporation following the Merger, other than a transfer of the stock of the Surviving Corporation to a corporation controlled by the Acquiror in a manner consistent with Revenue Ruling 2001-24.

           (c) Neither the Acquiror (or any agent of the Acquiror) nor any "related person" with respect to the Acquiror within the meaning of Section 1.368-1(e)(3) of the Treasury Regulations (i) has purchased or will purchase any stock of the Company in connection with or in contemplation of the Merger or
(ii) has purchased or has a current plan or intention to purchase any shares of Acquiror Stock issued in the Merger or make any extraordinary distribution in respect of such shares of Acquiror Stock, except that the Acquiror may from time to time repurchase its stock if such repurchases are made pursuant to an open-market repurchase program that satisfies the requirements of Revenue Ruling 99-58 and that is not directed specifically to the former stockholders of the Company. After the Merger, no dividends or distributions will be made to the former stockholders of the Company by the Acquiror other than regular, normal dividends or distributions made to all holders of Acquiror Stock.

           (d) Except for transfers described in Section 368(a)(2)(C) of the Code, Section 1.368-2(k)(2) of the Treasury Regulations, the Acquiror has no present plan or intention to: (i) cause the Surviving Corporation to sell, transfer or otherwise dispose of any of its assets or of any of the assets acquired from the Company except for dispositions made in the ordinary course of business; (ii) liquidate the Surviving Corporation; (iii) merge the Surviving Corporation with or into another corporation, including the Acquiror or its affiliates; or (iv) sell, distribute or otherwise dispose of the stock of the Surviving Corporation, other than a transfer described Revenue Ruling 2001-24.

           (e) In reliance upon, and assuming the accuracy of, the representations of the Company contained in Section 2.8(m) concerning the historic business of the Company, following the Merger, the Acquiror will cause the Surviving Corporation to continue the historic business of the Company or use a significant portion of the Company's historic business assets in a business.

           (f) Neither the Acquiror nor the Merger Subsidiary is or will be at the Effective Time an "investment company" as defined in Section
368(a)(2)(F)(iii) and (iv) of the Code.

           (g) The Acquiror has been engaged in an active trade or business outside the United States (within the meaning of Section 1.367(a)-2T(b)(2) and (3) of the Treasury Regulations) for the entire 36-month period ending at the Effective Time. The Acquiror has no intention to substantially dispose of or discontinue such trade or business. At the Effective Time, the fair market value of the Acquiror (as determined in accordance with Section 1.367(a)-3(c)(3)(iii)(B) of the Treasury Regulations) will be at least equal to the fair market value of the Company. For this purpose:

                     (i) The value of the Acquiror shall include assets acquired outside the ordinary course of business within the 36-month period prior to the Merger only if either of the following requirements are satisfied: (i) both (x) at the time of the Merger such assets or, as applicable, the proceeds thereof, do not produce, and are not held for the production of, passive income as defined in Section 1296(b) of the Code and (y) such assets are not acquired for the principal purpose of satisfying the substantiality test, and (ii) such assets consist of the stock of a qualified subsidiary;

                     (ii) The value of the Acquiror shall not include the value of the stock of any qualified subsidiary to the extent the value is attributable to assets acquired by such qualified subsidiary outside the ordinary course of business and within the 36-month period preceding the Merger unless those assets satisfy the requirements of clause (a) immediately above; and

                     (iii) The value of the Acquiror shall not include the value of assets received within the 36-month period preceding the Merger, notwithstanding clause (a) above, if such assets were owned by the Company or an affiliate of the Company at any time during such 36-month period.

                     (iv) The activities of any qualified subsidiary of the Acquiror (as defined in Section 1.367(a)-3(c)(5)(vii) of the Treasury Regulations) or any qualified partnership owned by the Acquiror (as defined in Section 1.367(a)-3(c)(5)(viii) of the Treasury Regulations), may be considered the activities of the Acquiror.

           4.11 Disclosure.
                ----------
           None of the Acquiror SEC Reports and none of the representations and warranties set forth in this Agreement, the schedules, certificates, and the other documents furnished by the Acquiror or the Merger Subsidiary to the Company or the Stockholders pursuant hereto, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                    ARTICLE V

                                    COVENANTS
                                    ---------

           5.1  Filings and Other Actions.
                -------------------------
           Upon the terms and subject to the conditions contained herein, each of the parties hereto agrees: (a) to cooperate with one another in determining whether any filings are required to be made with, or consents or permits are required to be obtained from, any Governmental Authority in any jurisdiction or any lender, lessor or other third party in connection with the consummation of the transactions contemplated hereby and cooperate in making any such filings promptly and in seeking timely to obtain any such consents and permits; (b) to use their reasonable best efforts to defend all actions challenging this Agreement or the consummation of the transactions contemplated hereby and use their reasonable best efforts to lift or rescind any injunction or restraining order or other court order adversely affecting the ability of the parties to consummate the transactions contemplated hereby; and (c) to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby.

           5.2  Access and Cooperation.
                ----------------------
           (a) Between the date of this Agreement and the Closing Date, the Company will afford to the representatives of the Acquiror access to all of the Company's and its Subsidiaries' sites, properties, books and records and will furnish the Acquiror with such additional financial and operating data and other information as to the business and properties of the Company as the Acquiror may from time to time request. The Company will cooperate with the Acquiror and its representatives, including the Acquiror's auditors and counsel, in the preparation of any documents or other material which may be required in connection with the transactions contemplated by this Agreement.

           (b) The Acquiror, the Voting Stockholders and the Company will treat all information obtained in connection with the negotiation and performance of this Agreement or the due diligence investigations conducted as confidential in accordance with the provisions of Section 9.2 hereof. The parties and their respective representatives will take such reasonable steps as are necessary to ensure that they maintain the confidentiality of the transactions contemplated by this Agreement until the Closing Date.

           5.3  Special Meeting.
                ---------------
           (a) The Company shall hold as promptly as practicable a special meeting of Stockholders (the "Company Special Meeting") to vote in favor of the adoption of this Agreement and the approval of the Merger in accordance with Virginia Law. In lieu of the Company calling a Company Special Meeting of the Stockholders, the Company may circulate for execution a written consent in lieu of special meeting.

           (b) The Company will promptly provide all information relating to its business or operations necessary for inclusion in the materials to be delivered to the Stockholders to satisfy all requirements of applicable state and federal securities laws. The Acquiror will deliver to the Company, and the Company will promptly provide to the Stockholders, the Acquiror's Annual Report on Form 10-K for the year ended December 31, 2000, as amended, and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2001 and June 30, 2001. The Company shall comply with all applicable provisions of Virginia Law in the preparation, filing and distribution of any stockholder materials, the solicitation of proxies thereunder, and the calling and holding of the Company Special Meeting.

           (c) The Company, acting through its Board of Directors, shall include in any stockholder materials the recommendation of its Board of Directors that the Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger, and shall otherwise use its best efforts to obtain the requisite approval of the Stockholders. Each of the Voting Stockholders and Additional Stockholders shall vote in favor of adoption of this Agreement and the approval of the Merger and sign any written consents of Stockholders in connection therewith.

           5.4  Securities Laws.
                ---------------
           (a) Prior to the Closing, the Company and the Voting Stockholders shall not take any action that would cause the number of the Stockholders who are not "accredited investors" pursuant to Regulation D promulgated under the Securities Act to increase to more than 35 during the term of this Agreement or that would cause any Person who does not meet the standards of Regulation D required for "purchasers" under Regulation D to become a stockholder.

           (b) The Acquiror shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Acquiror Stock in connection with the Merger. The Company shall use its best efforts, to the extent commercially reasonable, to assist the Acquiror as may be necessary to comply with such securities and blue sky laws.

           5.5  Conduct of Business Pending Closing.
                -----------------------------------
           Except as otherwise provided in this Agreement, between the date of this Agreement and the Closing Date, the Company, its Subsidiaries and the Voting Stockholders shall:

           (a) carry on the Company's and its Subsidiaries' business in the ordinary course substantially as conducted heretofore;

           (b) take any reasonable steps necessary to preserve existing relationships with Persons related to the Company's (or its Subsidiaries') business, retain the services of its present employees and preserve the goodwill of its customers and suppliers;

           (c) not amend or terminate any material agreements or contracts to which it is a party;

           (d) inform the Acquiror of the occurrence of any event which may result in a material change in the Company's (or its Subsidiaries') business, financial condition or operations or any of the information previously provided to the Acquiror.

           (e) not enter into any single or series of contracts, agreements or commitments relating to the Company's (or its Subsidiaries') business which have an aggregate value in excess of $25,000 without the prior written consent of the Acquiror;

           (f) not negotiate, sell lease, transfer or convey any assets with a value in excess of $7,500 other than in the ordinary course of business;

           (g)  not cause any Material Adverse Effect;

           (h) not make any loan or advance to any Person other than sales to customers on credit in the ordinary course of business consistent with past custom and practices;

           (i) not declare, set aside, or pay any dividend or other distribution in respect of any equity interest in the Company (or its Subsidiaries), or directly or indirectly redeem, purchase, or otherwise acquire such equity interest;

           (j) not incur any debts, liabilities or obligations except current liabilities incurred in connection with or for services rendered or goods supplied in the ordinary course of business consistent with past custom and practices, liabilities on account of Taxes and governmental charges but not penalties, interest or fines in respect thereof, and obligations or liabilities incurred by virtue of the execution of this Agreement;

           (k) not issue any notes, bonds, or other debt securities or any equity securities or securities convertible into or exchangeable for any equity securities;

           (l) not cancel, waive or release any debts, rights or claims in excess of $7,500, except in each case in the ordinary course of business consistent with past custom and practices;

           (m) not amend the Company's Charter or Bylaws or the organizational documents of any of its Subsidiaries;

           (n) not change the accounting principles, methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) utilized by the Company, unless required by GAAP;

           (o) not make capital expenditures or commitments therefor in excess of $10,000;

           (p) not create or allow the creation of any lien or Encumbrance on any asset of the Company or any of its Subsidiaries, except for Permitted Encumbrances;

           (q)  not hire any additional employees;

           (r)  not adopt, amend or terminate any employee benefit plan;

           (s) not increase the benefits provided under any employee benefit plan; and

           (t) not take any action which would give rise to a breach of any of the representations and warranties set forth in Article II or Article III hereof;

           5.6  No Shop.
                -------
           In consideration of the substantial expenditure of time, effort and expense undertaken by the Acquiror in connection with its due diligence review and the preparation and execution of this Agreement, the Company and the Voting Stockholders agree that neither they nor their representatives will, after the execution of this Agreement until the Closing Date or the earlier termination of this Agreement, directly or indirectly, solicit, encourage, negotiate or discuss with any third party (including by way of furnishing any information concerning the Company) any acquisition proposal relating to or affecting the Company or any part of it, or any direct or indirect interests in the Company, whether by purchase of assets or interests, merger or other transaction, and that the Company will promptly advise the Acquiror of the terms of any communications any of the Voting Stockholders or the Company may receive or become aware of relating to any bid for all or any part of the Company.

           5.7  Notification of Certain Matters.
                -------------------------------
           Between the date of this Agreement and the Closing Date or the earlier termination of this Agreement, the Voting Stockholders and the Company shall give prompt notice to the Acquiror of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which, would cause any representation or warranty of the Company or the Voting Stockholders contained herein to be untrue or inaccurate in any respect at or prior to the Closing and
(b) any failure of any Voting Stockholder or the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such Person hereunder. Between the date of this Agreement and the Closing Date or the earlier termination of this Agreement, the Acquiror shall give prompt notice to the Company of (a) the occurrence or nonoccurrence of any event, the occurrence or non-occurrence of which, would cause any representation or warranty of the Acquiror contained herein to be untrue or inaccurate in any respect at or prior to the Closing and (b) any failure of the Acquiror to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section
5.7 shall not be deemed to (a) modify the representations or warranties hereunder of the party delivering such notice, (b) modify the conditions set forth in Articles VI and VII, or (c) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

           5.8  Employee Benefit Matters.
                ------------------------
           (a) The Company shall terminate, effective immediately prior to the Effective Time, the W. Quinn Associates, Inc. Age Weighted Profit Sharing and 401(k) Plan. Such termination shall be effected by resolutions of the Board of Directors of the Company in such form as reasonably acceptable to the Acquiror.

           (b) The Acquiror shall permit each Person who is an employee of the Company as of the Effective Time (an "Employee") to participate (i) in any holiday, sick leave, vacation pay, leave of absence or similar policy of the Acquiror in which similarly situated employees of the Acquiror are generally eligible to participate and (ii) in the Acquiror's employee benefit plans, except as provided in this Section 5.8(b), to the same extent as similarly situated employees of the Acquiror, all subject to the terms of such plans and policies. The Acquiror will permit employees to participate in the foregoing plans as soon as reasonably practicable following the Closing Date, subject to the terms of such plans. In addition, for purposes of coverage under a group health plan and under basic company-provided life insurance and disability benefit plans of the Acquiror, the Acquiror shall use its best efforts in good faith to cause such plans to waive any pre-existing condition exclusions and any waiting period or similar requirements respecting the Employees, to the extent the they were covered by a similar Benefit Plan before the Closing Date. The Acquiror shall provide each such Employee with credit for any co-payments or deductible amounts previously paid during 2001. For purposes of eligibility to participate in any such plan or policy of the Acquiror as of the Closing Date for which an Employee may be eligible after the Closing, the Acquiror shall treat service by such Employee with the Company as though it had been service for the Acquiror, so long as this crediting of service does not violate applicable laws. Notwithstanding the foregoing, the Acquiror may defer the Employees' coverage under the Acquiror's Code section 401(k) retirement plan until January 1, 2002 and, until such time as the Employees become covered under such plan, the Acquiror shall permit the Employees to participate in a Code section 401(k) plan effective as soon as reasonably possible after the Closing Date. Nothing herein shall be construed to require the Acquiror or the Surviving Corporation to continue the employment of any Employee or to prohibit the Acquiror or the Surviving Corporation from altering the terms of such employment.

           (c) The Acquiror hereby covenants and agrees that, at the next regularly scheduled meeting of its Board of Directors, the Acquiror will reserve 300,000 shares of Acquiror Stock for issuance on exercise of options to be granted to the employees of the Surviving Corporation, all subject to approval by the Acquiror's Board of Directors, the terms of the Acquiror's Amended and Restated 1998 Share Option and Incentive Plan and the terms of the applicable grant agreements with respect thereto. The Acquiror agrees to consult in good faith with the Stockholders' Agents as to the appropriate allocation of the forgoing options among the employees of the Surviving Corporation.

           5.9  Budget and Operating Terms.
                --------------------------
           During the Measuring Period, the Acquiror shall (a) permit the Surviving Corporation to incur the expenses and capital expenditures set forth in the Budget and Operating Terms, subject to the terms and conditions contained therein, and (b) comply, and cause the Surviving Corporation to comply, with the covenants described in the Budget and Operating Terms subject to the terms and conditions contained therein. Any breach of this Section by the Acquiror will entitle the non-breaching parties to the remedies described in Section 7.10.

           5.10 Termination of Stockholder Guarantees.
                -------------------------------------
           The Acquiror hereby covenants and agrees that, prior to, or as promptly as practicable following the Closing, the Acquiror shall use its best efforts to arrange for the release of the Stockholders with respect to all of the personal guarantees ("Stockholder Guarantees") as of the Closing Date set forth on Schedule 5.10. Such replacement arrangements shall include a full and complete release of the Stockholders from all such obligations. In the event that the Acquiror is unable to secure the release of the Stockholders from any of the Stockholder Guarantees, then the Acquiror shall indemnify the Stockholders and hold them harmless from any liability arising under the Stockholder Guarantees from and after the Closing and such indemnification shall be made on a dollar-for-dollar basis without any deductible or threshold.

           5.11 Tax Matters.
                -----------
           Each of the Acquiror and the Company acknowledge that it intends the Merger to be a reorganization under Section 368(a) of the Code and that each has consulted with and relied upon its own professional tax advisors. None of the Acquiror, the Merger Subsidiary or the Company will adopt any position on any Tax Return that is inconsistent with the treatment of the Merger as a reorganization under Section 368 of the Code. None of the Acquiror, the Merger Subsidiary or the Company has taken any action, or will take or fail to take any action that is inconsistent with the representations set forth in, with respect to the Acquiror and the Merger Subsidiary, the Acquiror's tax representation certificate to be delivered at the Closing and, with respect to the Company, the Company's tax representation certificate to be delivered at the Closing, to the extent such action could reasonably be expected to prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

           5.12 Further Assurances.
                ------------------
           The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the transactions contemplated hereby. The parties hereto agree to seek diligently to cause the conditions to Closing which reasonably are within their control to be satisfied on or before the Closing Date.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER
                            ------------------------

           6.1  Conditions to Obligations of Each Party to Effect the Merger.
                ------------------------------------------------------------
           The respective obligations of each party to this Agreement to consummate the Merger shall be subject to the satisfaction or waiver of each of the following conditions:

           (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, or a proceeding for such an injunction or order be pending, each party agrees to use its reasonable diligent efforts to have such injunction or other order lifted or such proceeding terminated.

           (b) Escrow Agreement. The Acquiror, the Escrow Agent and the Stockholders' Agents shall have entered into the Escrow Agreement.

           (c) Registration Rights Agreement. The Acquiror, the Voting Stockholders and the Stockholders' Agents shall have entered into the Registration Rights Agreement.

           6.2  Additional Conditions to Obligations of Company.
                -----------------------------------------------
           The obligations of Company to consummate the Merger shall be subject to the satisfaction or waiver of each of the following conditions:

           (a) Representations and Warranties. All the representations and warranties of the Acquiror and the Merger Subsidiary contained in this Agreement shall be true and correct in all material respects (other than representations and warranties subject to "materiality" qualifiers, which shall be true and correct as written) as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date; and each of the Acquiror and the Merger Subsidiary shall have delivered to the Company a certificate dated the Closing Date and signed by it to such effect.

           (b) Performance of Obligations. All of the terms, covenants and conditions of this Agreement to be complied with or performed by the Acquiror or the Merger Subsidiary on or before the Closing Date shall have been duly complied with and performed in all material respects on or before the Closing Date; and each of the Acquiror and the Merger Subsidiary shall have delivered to the Company a certificate dated the Closing Date and signed by it to such effect.

           (c) Legal Opinion. Company shall have received a legal opinion from Piper Marbury Rudnick & Wolfe LLP, Acquiror's legal counsel, substantially in the form attached as Exhibit H hereto, which legal opinion may rely upon the legal opinion of Volovelsky, Dinstein, Sneh & Co. as to all matters arising under the laws of the State of Israel.

           (d) Employment Matters. The Surviving Corporation shall have entered into an employment agreement with Najaf Husain, in the form attached hereto as
Exhibit I (the "Employment Agreement"), pursuant to which Najaf Husain shall have been appointed general manager of the Surviving Corporation, effective immediately after the Effective Time.

           (e) Secretary Certificate; Corporate Documents. The Company shall have received a certificate or certificates, dated the Closing Date, and signed by the secretary of each of the Acquiror and the Merger Subsidiary certifying the truth and correctness of attached copies of the Acquiror's Memorandum of Association and Articles of Association (including amendments thereto) and the Merger Subsidiary's Articles of Incorporation and Bylaws, and resolutions of the Boards of Directors of the Acquiror and the Merger Subsidiary approving such companies' entering into this Agreement, the Merger and the consummation of the transactions contemplated hereby and thereby.

           (f) No Material Adverse Effect. As of the Closing Date, no event or circumstance shall have occurred which would be reasonably likely to result in an Acquiror Material Adverse Effect, and the Acquiror shall not have suffered any material loss or damages to any of its properties or assets whether or not covered by insurance, which change, loss or damage materially affects or impairs the ability of the Acquiror to conduct its business. The Acquiror shall not have been adversely affected in any material way by any act of God, fire, flood, war, labor disturbance, legislation or other event or occurrence, and there shall have been no change in the Acquiror, its financial condition or prospects which would have an Acquiror Material Adverse Effect.

           (g) Tax Opinion. The Company shall have received an opinion from Hale and Dorr LLP, in a form reasonably satisfactory to the Company, dated the Closing Date, to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code. Each of the Acquiror and the Company shall have delivered to Hale and Dorr LLP certificates substantially in the form attached hereto as Exhibit J.

           6.3  Additional Conditions to the Obligations of Acquiror and
                Merger Subsidiary.
                --------------------------------------------------------
           The obligations of each of the Acquiror and the Merger Subsidiary to consummate the Merger shall be subject to the satisfaction or waiver of each of the following conditions:

           (a) Representations and Warranties. All the representations and warranties of the Voting Stockholders and the Company contained in this Agreement shall be true and correct in all material respects (other than representations and warranties subject to "materiality" qualifiers, which shall be true and correct as written) as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date; and the Company and the Voting Stockholders shall have delivered to the Acquiror certificates dated the Closing Date and signed by them to such effect.

           (b) Performance of Obligations. All of the terms, covenants and conditions of this Agreement to be complied with or performed by the Voting Stockholders and the Company on or before the Closing Date shall have been duly complied with and performed in all material respects on or before the Closing Date; and the Company and the Voting Stockholders shall have delivered to the Acquiror certificates dated the Closing Date and signed by them to such effect.

           (c) Secretary Certificate; Corporate Documents. The Acquiror shall have received a certificate or certificates, dated the Closing Date and signed by the secretary of the Company, certifying the truth and correctness of attached copies of the Company's Articles of Incorporation (including amendments thereto), Bylaws (including amendments thereto), and resolutions of the Board of Directors and Stockholders (and any Voting Stockholder that is a corporation) approving the Company's entering into this Agreement, the Merger and the consummation of the transactions contemplated hereby and thereby. The Company shall have delivered to the Acquiror certificates, dated as of a date no earlier than ten days prior to the Closing Date, duly issued by the applicable Governmental Authority in all jurisdictions in which the conduct of the Company's business or activities or its ownership of assets requires or has required qualification under applicable law, showing that the Company, as the case may be, is in good standing and authorized to do business in such jurisdiction.

           (d) No Material Adverse Effect. As of the Closing Date, no event or circumstance shall have occurred which would have a Material Adverse Effect, and the Company shall not have suffered any material loss or damages to any of its properties or assets whether or not covered by insurance, which change, loss or damage materially affects or impairs the ability of the Company to conduct its business. The Company shall not have been adversely affected in any material way by any act of God, fire, flood, war, labor disturbance, legislation or other event or occurrence, and there shall have been no change in the Company, its financial condition or prospects which would constitute a Material Adverse Effect.

           (e) Legal Opinion. The Acquiror shall have received a legal opinion from Hale and Dorr LLP, the Company's legal counsel, in substantially the form attached hereto as Exhibit K.

           (f) Resignation of Directors and Officers. The directors and officers of the Company in office immediately prior to the Effective Time shall have resigned from their positions with the Company and executed appropriate releases of the Company effective as of the Effective Time.

           (g)  Employment Matters. The employees of the Company listed on
Schedule 6.3 shall have entered into non-competition and inventions agreements acceptable to the Acquiror. Each employee of the Company who is to become an employee of the Surviving Corporation shall also have entered into the Acquiror's standard documentation for new hires, including a standard confidentiality agreement.

           (h) Stockholder Agreement. Each of the Non-Voting Stockholders shall have entered into a Stockholder Agreement which appoints the Stockholders' Agents and consents to certain restrictions on the transfer of the Closing Shares.

           (i) Repayment of Indebtedness. All of the Company's indebtedness (other than ordinary course trade payables) shall have been satisfied or discharged and the Company's line of credit shall have been cancelled, effective as of the Closing.

           (j) Governmental Approvals. The Voting Stockholders shall have executed an undertaking to the Research Committee of the Office of Chief Scientist in form and substance reasonably satisfactory to the Acquiror and the Voting Stockholders, and the Research Committee of the Office of Chief Scientist of the State of Israel shall have approved the Merger and the other transactions contemplated hereby. The transactions contemplated hereby shall have been approved by the Investment Center of the State of Israel.

                                   ARTICLE VII

                                    REMEDIES
                                    --------
           7.1  Survival.
                --------
           The representations, warranties, covenants and agreements made by the parties in this Agreement, including the indemnification obligations of the Voting Stockholders, the Additional Stockholders and the Acquiror set forth in this Article VII, shall survive the Closing and shall continue in full force and effect without limitation after the Closing for a period of 18 months following the Closing Date, except that (a) claims related to fraud or willful misconduct shall survive indefinitely, (b) claims relating to environmental matters shall survive for a period of seven years after the Closing Date and (c) claims arising from the breach of the representations and warranties contained in Sections 2.3 (authority), 2.8 (Taxes), 2.25 (ERISA), 3.1 (title to stock) and
3.2 (authority) shall survive until the expiration of 10 business days following the date on which the statute of limitations otherwise applicable to claims relating to the subject matter of such representations has expired.

           7.2  Obligations of the Voting Stockholders and
                Additional Stockholders.
                ------------------------------------------
           In partial consideration of the commitment of the Acquiror hereunder and subject to Section 7.7, each Voting Stockholder and Additional Stockholder severally agrees to indemnify, reimburse and hold harmless on an after-Tax basis the Acquiror and any of its affiliates (including the Surviving Corporation), directors, officers, agents and employees and each other Person, if any, controlling the Acquiror (each an "Acquiror Indemnified Person") from and against any liability, obligation, loss or expense (or actions or claims in respect thereof) to which such Acquiror Indemnified Person may become subject as a result of, or based upon or arising out of, directly or indirectly, (a) any inaccuracy in, breach or nonperformance of, any of the representations, warranties, covenants or agreements made by the Company or the Voting Stockholders in or pursuant to this Agreement, (b) the cancellation or termination of the Company Options pursuant to Section 1.13, and (c) the employment matters described on Schedule 7.2, and in each case will reimburse any Acquiror Indemnified Person for all reasonable expenses (including the reasonable fees of counsel) as they are incurred by any such Acquiror Indemnified Person in connection with defending any such action or claim pending or threatened, whether or not such Acquiror Indemnified Person is a party hereto.

           7.3  Obligations of the Acquiror.
                ---------------------------
           In partial consideration of the commitment of the Voting Stockholders and the Additional Stockholders hereunder, the Acquiror agrees to indemnify, reimburse and hold harmless on an after-Tax basis the Voting Stockholders and the Additional Stockholders and any of their respective affiliates, directors, officers, agents and employees and each other Person, if any, controlling the Voting Stockholders, the Additional Stockholders or any of their respective affiliates (each a "Stockholder Indemnified Person") from and against any liability, obligation, loss or expense (or actions or claims in respect thereof) to which such Stockholder Indemnified

Person may become subject as a result of, or based upon or arising out of, directly or indirectly, (a) any inaccuracy in, breach or nonperformance of, any of the representations, warranties, covenants or agreements made by the Acquiror in or pursuant to this Agreement and (b) any claim or action by the Office of Chief Scientist of the State of Israel or any other Israeli government entity under the Encouragement of Research & Development in Industry Law 5744-1984 (the "Law"), the regulations pursuant of the Law (the "Regulations") or the specific terms pursuant to the Law as applied to the Acquiror (the "Terms") arising out of any breach of the Law, the Regulations or the Terms by the Acquiror, its directors or officers (other than any Stockholder Indemnified Person), and in each case will reimburse any Stockholder Indemnified Person for all reasonable expenses (including the reasonable fees of counsel) as they are incurred by any such Stockholder Indemnified Person in connection with defending any such action or claim pending or threatened, whether or not such Stockholder Indemnified Person is a party hereto.

           7.4  Procedure for Third Party Claims.
                --------------------------------
           Any Acquiror Indemnified Person and any Stockholder Indemnified Person shall each be referred to collectively herein as an "Indemnified Person." If any claim, demand, liability or obligation is asserted by any third party against any Indemnified Person, the Person from whom indemnification is sought (each, an "Indemnifying Person") shall have the right, unless otherwise precluded by applicable law, to conduct and control the defense, compromise or settlement of any action or threatened action brought against the Indemnified Person in respect of matters addressed by the indemnity set forth in this
Article VII (an "Action"). The Indemnified Person shall have the right to employ counsel separate from counsel employed by the Indemnifying Person in connection with any such Action or threatened Action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Person shall be at the sole expense of the Indemnified Person, UNLESS (a) the Indemnifying Person shall have elected not, or, after reasonable written notice of any such Action or threatened Action, shall have failed, to assume or participate in the defense thereof, (b) the employment thereof has been specifically authorized by the Indemnifying Person in writing, or (c) the parties to any such Action or threatened Action (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and the Indemnifying Person shall have been advised in writing by counsel for the Indemnified Person that there may be one or more defenses available to the Indemnified Person that are not available to the Indemnifying Person or legal conflicts of interest pursuant to applicable rules of professional conduct between the Indemnifying Person and the Indemnified Person (in any such case, the Indemnifying Person shall not have the right to assume the defense of such Action on behalf of the Indemnified Person), in either of which events referred to in clauses (a), (b) and (c) the fees and expenses of one such separate counsel employed by the Indemnified Person shall be at the expense of the Indemnifying Person. The Indemnifying Person shall not, without the written consent of the Indemnified Person, settle or compromise any such Action or threatened Action or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Person a release from all liability in respect of such Action or threatened Action. Unless the Indemnifying Person shall have elected not, or shall have after reasonable written notice of any such Action or threatened Action failed, to assume or participate in the defense thereof, the Indemnified Person may not settle or compromise any Action or threatened Action without the written consent of the Indemnifying Person. If, after reasonable written notice of any such Action or threatened Action, the Indemnifying Person neglects to defend the Indemnified Person, a recovery against the latter for damages suffered by it in good faith, is conclusive in its favor against the Indemnifying Person; provided, however, that no such conclusive presumption shall be made if the Indemnifying Person has not received reasonable written notice of the Action against the Indemnified Person.

           7.5  Escrow Fund.
                -----------
           Any indemnification to which any Acquiror Indemnified Person is entitled or other claim by the Acquiror for a breach of a representation or warranty contained in this Agreement may be satisfied from the Escrow Fund payable to the Stockholders, but only in accordance with the terms of the Escrow Agreement.

           7.6  Right to Set-Off.
                ----------------
           (a) Any indemnification to which any Acquiror Indemnified Person is entitled or other claim by the Acquiror for a breach of a representation or warranty contained in this Agreement may be satisfied through set-off by notifying the Stockholders' Agents that the Acquiror is reducing the amount of the Contingent Consideration payable to the Stockholders.

           (b) Prior to any such set-off, the Acquiror shall submit a notice to the Stockholder's Agent of any claim for which it is entitled to payment, specifying in reasonable detail (i) the nature of the claim and (ii) the amount of the claimed liability in respect of each such claim. If within 15 business days after receipt of such claim no notice of objection has been filed by the Stockholders' Agents, the Acquiror may offset the amount of such claimed liability against the Contingent Consideration. In the event of any objection notice with respect to such claim, the amount of such claim shall be withheld by the Acquiror from any payment of Contingent Consideration otherwise required and the amount of such payment shall be deposited with the Escrow Agent until such claim is resolved by the parties.

           (c) This right of set-off shall expire immediately after the Contingent Consideration is paid, except to the extent amounts have been properly withheld prior to payment in accordance with Section 7.6(b).

           7.7  Limitations.
                -----------
           (a) Except for claims arising under Section 7.2(b), the Acquiror may make no claims against the Escrow Fund, no set-off against the Contingent Consideration and no claim for indemnification by the Voting Stockholders until the aggregate amount of all such claims exceeds $200,000, in which case the Acquiror may recover for the full amount of all such claims.

           (b) Except for claims arising under Section 7.2(b), claims related to fraud or willful misconduct or claims arising from the breach of the representations and warranties contained in Section 3.1 (title to stock), no Voting Stockholder or Additional Stockholder shall be required to make any indemnification payment under this Article VII in excess of 80% the value of the aggregate consideration received by such Voting Stockholder in connection with the Merger (including consideration received in respect of both Voting Common Stock and Non-Voting Common Stock). The foregoing percentage shall be reduced to 53% upon the first anniversary of the Closing Date.

           7.8  Stockholders' Agents.
                --------------------
           (a) William Peake, Sr. and Najaf Husain shall be jointly constituted and appointed as agents (the "Stockholders' Agents") for and on behalf of the Stockholders to act on their behalf under the Escrow Agreement, to give and receive notices and communications, to authorize delivery to the Acquiror of Acquiror Stock or other property from the Escrow Fund in satisfaction of claims by the Acquiror, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Agents for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than 15 days' prior written notice to the Acquiror, the Stockholders' Agents and the Escrow Agent. No bond shall be required of the Stockholders' Agents, and the Stockholders' Agents shall receive no compensation for their services. Notices or communications to or from the Stockholders' Agents shall constitute notice to or from each Stockholder.

           (b) The Stockholders' Agents shall not be liable for any act done or omitted hereunder as Stockholders' Agents while acting in good faith and in the exercise of reasonable judgment and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Stockholders shall severally indemnify the Stockholders' Agents and hold each harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders' Agents and arising out of or in connection with the acceptance or administration of their duties hereunder.

           (c) The Stockholders' Agents shall have reasonable access to information about the Surviving Corporation and the reasonable assistance of the Surviving Corporation's officers and employees for purposes of performing their duties and exercising their rights hereunder, provided that the Stockholders' Agents shall treat confidentially and not disclose any nonpublic information from or about the Surviving Corporation to anyone (except on a need to know basis to individuals who agree to treat such information confidentially). The Stockholders' Agents will not be entitled to receive any compensation from the Acquiror or the Stockholders in connection with this Agreement. Any fees and expenses incurred by the Stockholders' Agents in connection with actions taken pursuant to the terms of this Agreement will be paid by the Stockholders to the Stockholders' Agents. Such fees and expenses shall first be satisfied from any Escrow Cash or Escrow Shares not subject to a Claim (as defined in the Escrow Agreement) by the Acquiror and remaining available for release to the Stockholders on the final release date. Prior to any payment to the Stockholders' Agents for such fees and expenses from the Escrow Fund, the Stockholders' Agents shall deliver to the Escrow Agent a written statement of such fees and expenses.

           7.9  Actions of the Stockholders' Agents.
                -----------------------------------
           A decision, act, consent or instruction of the Stockholders' Agents shall constitute a decision of all Stockholders for whom shares of Acquiror Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Stockholder. The Escrow Agent and the Acquiror may rely upon any decision, act, consent or instruction of the Stockholders' Agents as being the decision, act, consent or instruction of each and every such Stockholder. The Escrow Agent and the Acquiror are hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholders' Agents.

           7.10 Remedies.
                --------
           (a) Each party hereto acknowledges that because of the difficulty of measuring economic losses as a result of the breach of certain key provisions of this Agreement, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the parties hereto agree that, in the event of a breach by any of them of (i) their respective rights and obligations to complete the Merger, (ii) their respective rights and obligations under Section 9.2 or (iii) the obligations of the Acquiror under
Section 5.9 and the Budget and Operating Terms, the applicable provisions may be enforced by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Each party hereto agrees to waive the defense that a remedy at law would be adequate in any action for specific performance hereunder.

           (b) Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

           (c) All costs and expenses, including reasonable counsel fees and expenses, incurred in any action to obtain relief with respect to a breach of the Acquiror's obligations contained in Section 5.9 and the Budget and Operating Terms shall be borne by the party which is not the prevailing party in such action.

           (d) The foregoing remedies shall be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise, whether at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

           7.11 Disputes.
                --------
           Notwithstanding anything in this Agreement to the contrary, prior to
(a) making any claim under Article VII or (b) bringing any legal action arising out of a dispute under this Agreement, the party seeking to take such action shall first attempt to resolve the dispute. If the parties are unable to resolve their differences within five business days, then the party seeking to take such action shall bring the matter to the attention of the Board of Directors of the Surviving Corporation. The Board of Directors of the Surviving Corporation shall either (a) resolve the issue by unanimous consent or (b) appoint two individuals, one representative from the Acquiror and one representative of the Stockholders' Agents, to resolve the issue. If these representative are unable to resolve the dispute within 10 business days of submission of such dispute to the Board of Directors of the Surviving Corporation, then each of the parties shall be free to pursue any additional remedies available under this Agreement.

                                  ARTICLE VIII

                                   TERMINATION
                                   -----------

           8.1  Termination.
                -----------
           This Agreement may be terminated at any time prior to the Closing Date solely:

           (a) by mutual written consent of the Company and the Acquiror;

           (b) by the Company, on the one hand, or by the Acquiror, on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by September 30, 2001, unless the failure of such transactions to be consummated is due to the willful failure of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by it prior to or on the Closing Date; or

           (c) by the Company, on the one hand, or by the Acquiror, on the other hand, if a material breach or default shall be made by the other party in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein, and such default shall not have been cured on or before the Closing Date.

           8.2  Consequences of Termination.
                ---------------------------
           In the event that this Agreement shall be terminated pursuant to this
Article VIII, (a) each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same, and (b) all further obligations of the parties under this Agreement shall terminate without further liability of any party to any other party (except that each party shall remain liable for any breach or default by such party of any representation, warranty, covenant or agreement contained herein, as to which all remedies shall remain available, including, but not limited to, the availability of specific performance or other injunctive relief and reasonable legal and audit costs and out of pocket expenses); provided, however, that the confidentiality provisions contained in Section 9.2 shall survive such termination.

                                   ARTICLE IX

                               GENERAL PROVISIONS
                               ------------------

           9.1  Cooperation.
                -----------
           The Company, the Voting Stockholders and the Acquiror shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out the transactions contemplated by this Agreement. The Voting Stockholders will cooperate and use their reasonable efforts to have the present officers, directors and employees of the Company cooperate with the Acquiror on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any Tax Return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

           9.2  Press Releases; Confidentiality.
                -------------------------------
           (a) Prior to the Closing and thereafter, none of the Acquiror, the Company or the Voting Stockholders shall make any press release or public announcement in connection with the transactions contemplated hereby without the prior written consent of the other parties or, if required by law, without prior consultation with the other parties.

           (b) The Acquiror agrees to keep non-public information regarding the Company confidential until the Closing Date and agrees that the Acquiror will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (i) to the Acquiror's representatives who are involved with the transactions contemplated by this Agreement, (ii) to the extent such information presently is or hereafter becomes available, on a non-confidential basis, from a source other than the Stockholders or the Company, and (iii) to the extent disclosure is required by law, regulation or judicial order by any Governmental Authority.

           (c) The Company and the Stockholders agree to keep non-public information regarding the Acquiror, and the Voting Stockholders agree to keep non-public information regarding the Company confidential and agree that they will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (i) to the Voting Stockholders' and the Company's respective representatives who are involved with the transactions contemplated by this Agreement, (ii) to the extent such information presently is or hereafter becomes available, on a non-confidential basis, from a source other than the Acquiror and (iii) to the extent disclosure is required by law, regulation or judicial order by any Governmental Authority.

           (d) Prior to any disclosure required by law, regulation or judicial order, the Acquiror, the Company or the Voting Stockholders, as the case may be, shall advise each of the others of such requirement so that it may seek a protective order.

           (e) The Voting Stockholders recognize and acknowledge that they had in the past, currently have, and in the future may have, access to certain confidential information of the Company and/or the Acquiror, such as operational policies, software, source code, design, configuration and related intellectual property, pricing and cost policies that are valuable, special and unique assets of the Company's and/or the Acquiror's respective businesses. The Voting Stockholders agree that they will not disclose such confidential information to any Person for any purpose or reason whatsoever, EXCEPT (i) to authorized representatives of the Acquiror who need to know information in connection with the transactions contemplated hereby, who have been informed of the confidential nature of such information and who have agreed to keep such information confidential as provided hereby, (ii) following the Closing, such information may be disclosed by the Voting Stockholders as is required in the course of performing their duties for the Acquiror or the Company and (iii) to the Stockholders' Agents, to counsel and other advisors, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section, UNLESS (A) such information becomes known to the public generally through no fault of any such Voting Stockholders, (B) disclosure is required by law or the order of any Governmental Authority under color of law, provided, that prior to disclosing any information pursuant to this clause (B), the Voting Stockholders shall, if possible, give prior written notice thereof to the Acquiror and provide the Acquiror with the opportunity to contest such disclosure, or (C) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by any of the Voting Stockholders of the provisions of this Section, the Acquiror shall be entitled to an injunction restraining such Voting Stockholders from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the Acquiror from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. In the event the transactions contemplated by this Agreement are not consummated, the Voting Stockholders shall have none of the above-mentioned restrictions on their ability to disseminate confidential information with respect to the Company.

           (f) The obligations of the parties under this Section shall survive the Closing and any termination of this Agreement.

           9.3  Expenses.
                --------
           Whether or not the transactions contemplated hereby are consummated,
(a) the Acquiror shall pay all of its and Merger Subsidiary's legal, accounting and other out-of-pocket expenses incident to the transactions contemplated hereby, (b) the Stockholders shall pay all of their own legal, accounting and other out-of-pocket expenses incident to the transactions contemplated hereby, and (c) pursuant to Section 1.6(c), the Company shall pay the Company's legal, accounting and other out-of-pocket expenses ("Transaction Fees") incident to the transactions contemplated hereby, including but not limited to any fees payable to Broadview International LLC, Hale and Dorr LLP and Hoffman, Fitzgerald & Snyder, P.C.

           9.4  Amendments and Waivers.
                ----------------------
           Any term of this Agreement may be amended, supplemented or modified, only with the written consent of each of the parties hereto, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the party against whom the waiver is sought to be enforced, including, in the case of the Voting Stockholders, Voting Stockholders holding at least a majority of the Voting Common Stock at the time such enforcement is sought. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

           9.5  Successors and Assigns.
                ----------------------
           This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and all rights and obligations hereunder may not be assigned or transferred without the prior written consent of the other parties hereto, except that the Acquiror and the Merger Subsidiary may assign their respective rights hereunder to a wholly owned subsidiary of the Acquiror. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

           9.6  No Third Party Beneficiaries.
                ----------------------------
           The rights created by this Agreement are only for the benefit of the parties hereto, and no Person (other than parties to this Agreement or their respective successors or permitted assigns) shall have or be construed to have any legal or equity right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained; PROVIDED, HOWEVER, that the provisions of Article VII above concerning indemnification are intended for the benefit of the individuals specified therein, and their respective legal representatives, successors and assigns.

           9.7  Choice of Law.
                -------------
           This Agreement shall be governed by and construed under and the rights of the parties determined in accordance with the laws of the State of Delaware (without reference to the choice of law provisions of the State of Delaware) except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

           9.8  Notices.
                -------
           Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon the earlier of (a) personal delivery to the party to be notified, (b) receipt after deposit with the United States Post Office, by registered or certified mail, postage prepaid return receipt requested, (c) the next business day after dispatch via nationally recognized overnight courier or
(d) confirmation of transmission by facsimile (provided such transmission is also contemporaneously sent via one of the methods specified in clauses (a), (b) or (c)), all addressed to the party to be notified at the address indicated for such party below, or at such other address as such party may designate by ten
(10) business days' advance written notice to the other parties. Notices should be provided in accordance with this Section at the following addresses:

If to the Acquiror, to:                      With a copy to (which shall not
                                             constitute notice):
690 Canton Street                            Piper Marbury Rudnick & Wolfe LLP
Westwood, MA  02090                          1200 Nineteenth Street, N.W.
Fax: (781) 461-0700                          Washington, DC 20036-2412
Attn: J. Benjamin H. Nye                     Fax:  (202) 223-2085
                                             Attn:  Anthony H. Rickert, Esq.

If to the Company, to:                       With a copy to (which shall not
                                             constitute notice):
1881 Campus Common Drive                     Hale and Dorr LLP
Suite 105                                    11951 Freedom Drive, Suite 1400
Reston, VA  20191                            Reston, VA  20190
Fax:  (703) 758-7613                         Fax:  (703) 654-7100
Attn:  President                             Attn:  Brent B. Siler, Esq.

If to the Voting Stockholders, to:           And to:

William Peake, Sr.                           Najaf Husain
4417 Wood Edge Court                         1059 Great Passage Blvd.
Chantilly, VA  22021                         Great Falls, VA  22066


           9.9  Severability.
                ------------
           If one or more provisions of this Agreement shall be held invalid, illegal or unenforceable, such provision shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement. In either case, the balance of this Agreement shall be interpreted as if such provision were so modified or excluded, as the case may be, and shall be enforceable in accordance with its terms.

           9.10 Entire Agreement.
                ----------------
           This Agreement, together with the exhibits and schedules hereto, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements, whether written or oral, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein.

           9.11 Construction.
                ------------
           The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any provision of this Agreement.

           9.12 Titles and Subtitles.
                --------------------
           The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

           9.13 Counterparts.
                ------------
           This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                              Signature Page to Merger Agreement



           IN WITNESS WHEREOF, the Acquiror, the Merger Subsidiary, the Company, the Voting Stockholders and the Additional Stockholders have caused this Agreement to be executed and delivered, all as of the date first written above.


                                             PRECISE SOFTWARE SOLUTIONS LTD.


                                             By: /s/ J. Benjamin H. Nye
                                                 -------------------------------
                                                 Name: J. Benjamin H. Nye
                                                 Title: Chief Financial Officer



                                             WQ ACQUISITION CORPORATION


                                             By: /s/ J. Benjamin H. Nye
                                                 -------------------------------
                                                 Name: J. Benjamin H. Nye
                                                 Title: Vice President



                                             W. QUINN ASSOCIATES, INC.


                                             By: /s/ Najaf Husain
                                                 -------------------------------
                                                 Name: Najaf Husain
                                                 Title: President

                                              Signature Page to Merger Agreement



                                             VOTING STOCKHOLDERS:


                                             WPMP LIMITED PARTNERSHIP

                                             By: WPMP Management Trust

                                             By: /s/ William Peake, Sr.
                                                 -------------------------------
                                             Name: William Peake, Sr.
                                             Title: Trustee

                                             By: /s/ Mary L. Peake
                                                 -------------------------------
                                             Name: Mary L. Peake
                                             Title: Trustee



                                             NAJAF HUSAIN LIVING TRUST

                                             By: /s/ Najaf Husain
                                                 -------------------------------
                                             Name: Najaf Husain
                                             Title: Trustee

                                             /s/ Marc Shinbrood
                                             -----------------------------------
                                             Marc Shinbrood


















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
                                              Signature Page to Merger Agreement



                                             ADDITIONAL STOCKHOLDERS (solely for
                                             purposes of Sections 3.2, 3.3,
                                             5.3(c) and Article VII):


                                             /s/ William Peake, Jr.
                                             -----------------------------------
                                             William Peake, Jr.


                                             /s/ Todd Fredrick
                                             -----------------------------------
                                             Todd Fredrick


                                             /s/ Najaf Husain, attorney-in-fact
                                             -----------------------------------
                                             Jonathan Peake,


                                             /s/ Timothy Brunner
                                             -----------------------------------
                                             Timothy Brunner


                                             /s/ Arnold Landzaat
                                             -----------------------------------
                                             Arnold Landzaat


                                             /s/ Dan Kyler
                                             -----------------------------------
                                             Dan Kyler


                                             /s/ Colleen McLaughlin
                                             -----------------------------------
                                             Colleen McLaughlin









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